                                  EXHIBIT 10.3




          OPERATING AGREEMENT OF NEWCORNCO, LLC, DATED JULY 19, 1996, BETWEEN EPL TECHNOLOGIES, INC. AND AGRICULTURAL INNOVATION & TRADE, INC.

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                               OPERATING AGREEMENT

                                       OF

                                  NewCornCo LLC

                            Dated as of July 19, 1996
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                               OPERATING AGREEMENT

                                       OF

                                  NewCornCo LLC

                            Dated as of July 19, 1996



                                TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----

ARTICLE I - DEFINITIONS.........................................................................................  2

         1.1.              Act..................................................................................  2
         1.2.              Additional Capital Balance...........................................................  2
         1.3.              Additional Capital Contributions.....................................................  2
         1.4.              Adjusted Basis.......................................................................  2
         1.5.              Affiliate............................................................................  2
         1.6.              AIT Contributed Property.............................................................  3
         1.7.              Annual Budget and Work Plan..........................................................  3
         1.8.              Annual Period........................................................................  3
         1.9.              Capital Accounts.....................................................................  3
         1.10.             Capital Balance......................................................................  3
         1.11.             Capital Contributions................................................................  3
         1.12.             Carrying Value.......................................................................  3
         1.13.             Certificate of Formation.............................................................  4
         1.14.             Closing Price........................................................................  4
         1.15.             Code.................................................................................  4
         1.16.             EPL Shares...........................................................................  4
         1.17.             Contributed Property.................................................................  4
         1.18.             Contribution Agreement...............................................................  4
         1.19.             Covered Transaction..................................................................  4
         1.20.             Economic Risk of Loss................................................................  5
         1.21.             Entity...............................................................................  5
         1.22.             Management Committee.................................................................  5
         1.23.             Majority Members.....................................................................  5
         1.24.             Members' Loans.......................................................................  5
         1.25.             Minimum Gain.........................................................................  5
         1.26.             Net Agreed Value.....................................................................  5
         1.27.             Net Cash Flow........................................................................  5
         1.28.             Net Income...........................................................................  5
         1.29.             Net Refinancing Proceeds.............................................................  6
         1.30.             Net Sale Proceeds....................................................................  6
         1.31.             Participation Percentage.............................................................  6
         1.32.             Partner Minimum Gain.................................................................  6
         1.33.             Partner Nonrecourse Debt.............................................................  6


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
         1.34.             Partner Nonrecourse Deductions.......................................................  6
         1.35.             Person...............................................................................  6
         1.36.             Profit and Loss......................................................................  6
         1.37.             Treasury Regulations.................................................................  7

ARTICLE II - GENERAL PROVISIONS.................................................................................  7

         2.1.              Formation............................................................................  7
         2.2.              Name.................................................................................  7
         2.3.              Purpose..............................................................................  7
         2.4.              Principal Office and Resident Agent..................................................  7
         2.5.              Nature of Partners' Interests; Non-Partition.
                            ....................................................................................  7
         2.6.              Duration of Company..................................................................  8
         2.7.              Further Assurances...................................................................  8
         2.8.              Classification for Tax Purposes......................................................  8

ARTICLE III - CAPITAL CONTRIBUTIONS; LOANS......................................................................  8

         3.1.              Membership and Participation Percentages.............................................  8
         3.2.              Initial Contributions................................................................  8
         3.3.              [INTENTIONALLY LEFT BLANK.]..........................................................  9
         3.4.              Capital Accounts.....................................................................  9
         3.5.              Use of Capital Contributions and Loans............................................... 11
         3.6.              Additional Capital Contributions; Members'
                           Loans................................................................................ 11
         3.7.              Operating Deficits................................................................... 12

ARTICLE IV - MANAGEMENT OF THE COMPANY.......................................................................... 12

         4.1.              Management........................................................................... 12
         4.2.              Management Committee................................................................. 12
         4.3.              Executive Committee.................................................................. 15
         4.4.              Liability; Indemnification of the Members.  ......................................... 18

ARTICLE V - DISTRIBUTIONS AND ALLOCATIONS....................................................................... 19

         5.1.              Distribution of Net Cash Flow. Net Refinancing
                           Proceeds and Net Sale Proceeds....................................................... 19
         5.2.              Allocation of Profits and Losses..................................................... 19
         5.3.              Upholding of Tax Benefits............................................................ 20
         5.4.              Gain on Sale......................................................................... 22

ARTICLE VI - BOOKS AND RECORDS; TAX MATTERS..................................................................... 23

         6.1.              Accounting........................................................................... 23
         6.2.              Statements........................................................................... 23
         6.3.              Inspection........................................................................... 24
         6.4.              Tax Matters.......................................................................... 24

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
ARTICLE VII -              TRANSFER OF COMPANY INTERESTS; WITHDRAWAL OF
                           MEMBERS; BUY/SELL PROVISIONS......................................................... 25

         7.1.              Transfer of Participation Percentage................................................. 25
         7.2.              Expenses............................................................................. 27
         7.3.              Withdrawal of Members................................................................ 27
         7.4.              Death, Legal Incapacity, Dissolution or
                           Bankruptcy of a Member............................................................... 28
         7.5.              Status of Interests Transferred...................................................... 28
         7.6.              Purchase Option...................................................................... 28
         7.7.              Take-Along........................................................................... 30

ARTICLE VIII - DISSOLUTION AND TERMINATION...................................................................... 32

         8.1.              Dissolution.......................................................................... 32
         8.2.              Appointment of Liquidating Member.................................................... 33
         8.3.              Distributions and Other Matters...................................................... 33
         8.4.              Distributions of Property............................................................ 33
         8.5.              Action During Liquidation; Statements of
                           Account.............................................................................. 34

ARTICLE IX - REPRESENTATIONS, WARRANTIES AND COVENANTS.......................................................... 35

         9.1.              Representations and Warranties....................................................... 35

ARTICLE X - NOTICES AND COMMUNICATIONS.......................................................................... 38

         10.1.             Notices.............................................................................. 38
         10.2.             Change of Address.................................................................... 38
         10.3.             Time of Communications............................................................... 39

ARTICLE XI - MISCELLANEOUS...................................................................................... 39

         11.1.             Default.............................................................................. 39
         11.2.             Confidentiality...................................................................... 39
         11.3.             Arbitration.......................................................................... 40
         11.4.             Filings.............................................................................. 41
         11.5.             Inspections.......................................................................... 41
         11.6.             Members as Creditors................................................................. 41
         11.7.             Independent Ventures................................................................. 41
         11.8.             Partial Invalidity................................................................... 42
         11.9.             Governing Law; Parties in Interest................................................... 42
         11.10.            Amendment............................................................................ 42
         11.11.            Execution in Counterparts............................................................ 42
         11.12.            Computation of Time.................................................................. 42
         11.13.            Table of Contents; Titles and Captions............................................... 42
         11.14.            Pronouns and Plurals................................................................. 42
         11.15.            Exhibits............................................................................. 42
         11.16.            Entire Agreement..................................................................... 42

                              Schedule of Exhibits



Annual Budget and
Work Plan                                           Exhibit A


Certificate of Formation                            Exhibit B


Contribution Agreement                              Exhibit C


Price and Terms                                     Exhibit D


Premises Leases/Description of Premises             Exhibit E

                      OPERATING AGREEMENT OF NEWCORNCO LLC,
                      A Delaware Limited Liability Company


                  The OPERATING AGREEMENT of NewCornCo LLC (the "Agreement") is made as of this 19th day of July, 1996, by and between EPL TECHNOLOGIES, INC., a Colorado corporation with offices at 200 Four Falls Corporate Center, Suite 315, West Conshohocken, Pennsylvania 19428 ("EPL"), and Agricultural Innovation & Trade, Inc., a California corporation with offices at 3241 Somis Road, Somis, California 93066 ("AIT"). EPL and AIT are sometimes referred to herein individually as a "Member" and together as the "Members"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Article I hereof.

                              Explanatory Statement

                  A. EPL possesses certain confidential and proprietary know-how and technology relating to the development, manufacture and marketing of fresh-cut produce processing technology that facilitates the maintenance of the integrity of fresh-cut corn and corn products, and which inhibits degradation of such products. AIT is engaged in the business of growing, producing, purchasing and otherwise acquiring, and of manufacturing, processing and marketing, fresh corn and corn products, and is the owner of various tangible and intangible business assets related thereto and to the operation of facilities therefor.

                  B. EPL and AIT desire to form and operate NewCornCo LLC pursuant to this Agreement and other related documents and instruments, as a limited liability company under Delaware law (the "Company"), to engage in the business of purchasing or otherwise acquiring, and of processing and marketing, fresh corn (i.e. corn which is not frozen or canned), employing, when appropriate and available, proprietary fresh-cut produce processing know-how and technologies that facilitate the maintenance of the integrity of such products.

                  C. Specifically, it is contemplated that AIT will contribute certain tangible and intangible assets, as further described or referred to herein, to the Company as an initial capital contribution; and EPL will contribute cash or cash equivalents to the Company as an initial capital contribution; and the Company will enter into various agreements and arrangements with AIT and/or EPL, or their respective Affiliates, or unrelated third parties, for various goods, products and services as are from time to time required by the Company in connection with its business.

                  D. In furtherance of the foregoing, the Members, to provide for foregoing, have set forth their agreements and understandings as are stated herein.

                                   AGREEMENTS

                  In consideration of the foregoing and of the covenants and conditions herein contained, and intending to be legally bound hereby, the Members agree:

                                    ARTICLE I
                                   DEFINITIONS

                  Certain terms when used in this Agreement shall have the meanings set forth in the context hereof. The following terms when used in this Agreement shall have the respective meanings set forth below:


1.1. Act. Title 6, Chapter 18 of the Delaware Code (the Delaware Limited Liability Company Act), as from time to time in effect in the State of Delaware, or any corresponding provision or provisions of any succeeding or successor law of such State; provided however, that in the event any amendment to the Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor law, as the case may be, the term "Act" shall refer to the Act as so amended, or to such succeeding or successor law, only after the appropriate election by the Company, if made, has become effective.

                  1.2. Additional Capital Balance. The Additional Capital Contributions of a Member; in each case as reduced from time to time by all distributions to such Member which are in reduction of a Member's Additional Capital Balance; and in each case as increased from time to time by any contributions by such Member which are Additional Capital Contributions.

                  1.3. Additional Capital Contributions. Any additional contributions of a Member to the capital of the Company made pursuant to Section
3.6. hereof.

                  1.4. Adjusted Basis. The Company's adjusted basis in any Company asset, as determined for Federal income tax purposes pursuant to Section 1011 of the Code.

                  1.5. Affiliate. When used with respect to a specified Person,
(i) any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person or any of its members, partners, shareholders, officers, directors or trustees, (ii) any

Person who is a member, shareholder, officer, director, partner, or trustee of, or serves in a similar capacity with respect to, the specified Person, or which the specified Person or any of its members, partners, shareholders, officers, directors, or trustees is a member, shareholder, officer, director or trustee, or serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person, or of which the specified Person or any of its members, partners, shareholders, officers, directors, or trustees is directly or indirectly the owner of five percent (5%) or more of any class of its equity securities.

                  1.6. AIT Contributed Property. The property and assets referred to and defined thereas in, and to be contributed by AIT to the Company as AIT's initial Capital Contribution pursuant to, the Contribution Agreement.

                  1.7. Annual Budget and Work Plan. The budget and plan of work and operation of the Company, to be prepared on an annual basis, as approved from time to time by the Management Committee of the Company pursuant to Section
4.2 hereof. The Annual Budget and Work Plan for the short period ending December 31, 1996 is attached hereto as Exhibit A, which shall serve as a format for the Annual Budget and Work Plan for future Annual Periods.

                  1.8. Annual Period. Any full calendar year commencing on January 1 and ending on the next succeeding December 31.

                  1.9. Capital Accounts. The capital accounts of the Members, as described in Section 3.4. hereof.

                  1.10. Capital Balance. The Capital Contributions of a Member made in cash or in property; in each case as reduced from time to time by all distributions to such Member which are in reduction of a Member's Capital Balance; and in each case as increased from time to time by any contributions by such Member which are Capital Contributions.

                  1.11. Capital Contributions. Any contributions of a Member to the capital of the Company made pursuant to Article III hereof.

                  1.12. Carrying Value. An amount that is equal to: (i) with respect to Contributed Property, the fair market value of such property at the time of contribution, and thereafter reduced (but not below zero) by all depreciation, amortization and similar expenses charged to Capital Accounts pursuant to Section 3.4. hereof with respect to such property, and (ii) with respect to any other property, the Adjusted Basis of such property.

                  1.13. Certificate of Formation. The Certificate of Formation of the Company, in the form attached hereto as Exhibit B, filed or to be filed with the Secretary of State of Delaware in order to form the Company.

                  1.14. Closing Price. As respects the EPL Shares on any day, the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the high bid and low asked prices, in either case as reported by the NASDAQ on the Bulletin Board, Small Cap Market or otherwise, (as the case may be) or, if the EPL Shares are not then listed or admitted to trading on the NASDAQ, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the EPL Shares are listed or admitted to trading, or if the EPL Shares are not listed or admitted to trading on any national securities exchange or NASDAQ, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or, if such system is no longer in use, the principal other automated quotation system that may then be in use.

                  1.15. Code. The Internal Revenue Code of 1986, as amended from time to time, and all successors thereto.

                  1.16. EPL Shares. Duly authorized and validly issued shares of Common Stock, $.001 par value, of EPL, or of any entity which acquires substantially all of the assets of EPL or which is a successor by merger or other similar type transaction to EPL; but not including any subsidiary of EPL.

                  1.17. Contributed Property. Property (other than cash) contributed to the Company by a Member as a contribution to capital (or deemed contributed as a result of a termination of the Company for Federal income tax purposes).

                  1.18. Contribution Agreement. That certain Contribution Agreement, by and between AIT and the Company, pursuant to which AIT is to contribute the AIT Contributed Property to the Company as its initial Capital Contribution. The form of Contribution Agreement is attached hereto as Exhibit C.

                  1.19. Covered Transaction. The sale, transfer (by lease, license, or conveyance of the beneficial interest), conveyance or other disposition in one transaction or a related series of transactions, of all or substantially all of the assets of any Member, other than to an Affiliate; or any transaction or series of transactions in which at least fifty percent (50%) of the equity interest in any Member (including voting interests) is acquired by any Person or Persons who together constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, other than any Person or Persons who, as of the date hereof, individually or as a "group" hold greater than a ten percent (10%) equity interest in that Member.

                  1.20. Economic Risk of Loss. The "economic risk of loss" that any Member is treated as bearing under Treasury Regulation Section 1.752-2.

                  1.21. Entity. Any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other form of organization.

                  1.22. Management Committee. The Management Committee is the committee formed and acting pursuant to Article IV hereof.

                  1.23. Majority Members. Those Members owning collectively greater than a fifty percent (50%) Participation Percentage in the Company.

                  1.24. Members' Loans. All amounts loaned by Members to the Company pursuant to Section 3.6. hereof.

                  1.25. Minimum Gain. Minimum Gain shall have the meaning set forth in Section 5.3. hereof.

                  1.26. Net Agreed Value. (i) In the case of cash, the amount thereof, (ii) in the case of Contributed Property, the fair market value of such property at the time of the contribution, reduced by any indebtedness either assumed by the Company upon such contribution or to which such property is subject at the time of the contribution, and (iii) in the case of property distributed to a Member, the fair market value of such property at the time of the distribution, reduced by any indebtedness either assumed by the Member upon such distribution or to which such property is subject at the time of distribution.

                  1.27. Net Cash Flow. Net Cash Flow of the Company, with respect to any calendar period, shall mean the net cash flow as shown on the accounts of the Company (i.e., net cash flow from operations less capital expenditures, less net movements in working capital), less reserves established for future requirements.

                  1.28. Net Income. Net Income of the Company with respect to any fiscal period shall mean the net income or loss of the Company as shown or reported on the Company's U.S. Partnership Return of Income, determined on an accrual basis.

                  1.29. Net Refinancing Proceeds. The proceeds realized by the Company upon any refinancing of a Company indebtedness, net of expenses incident to such refinancing and the satisfaction of any indebtedness being refinanced and any right of any other creditor of the Company.

                  1.30. Net Sale Proceeds. The proceeds realized by the Company upon the sale of all or any part of any Company asset, net of expenses incident to such sale, the payment of any Company indebtedness secured by or related to such asset and satisfaction of any right of any creditor of the Company to receive such proceeds.

                  1.31. Participation Percentage. The Participation Percentage of each of the Members, as of the date hereof, as set forth in Section 3.1 hereof.

                  1.32. Partner Minimum Gain. Partner Minimum gain shall have the meaning set forth in Section 5.3 hereof.

                  1.33. Partner Nonrecourse Debt. Partner Nonrecourse Debt shall have the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

                  1.34. Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall have the meaning set forth in Treasury Regulation Sections 1.704-2(i)(1) and (2).

                  1.35. Person. Any individual or Entity.

                  1.36. Profit and Loss. Profit and Loss shall mean for each taxable year of the Company or other period, an amount equal to the Company's taxable income or loss for the year or period, determined in accordance with Code Section 703(a), with the following adjustments:

                              a. All items of income, gain, loss, deduction, or
credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing the Company's taxable income or loss; and

                              b. Any tax-exempt income of the Company, not
otherwise taken into account in computing Profit or Loss, shall be included in computing the Company's taxable income or loss; and

                              c. Any expenditures of the Company described in
Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation Section 1.704-1(b)(2)(iv)(h)(i) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss.

                  1.37. Treasury Regulations. The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).


                                   ARTICLE II
                               GENERAL PROVISIONS


2.1. Formation. EPL and AIT hereby intend to form and operate a limited liability company under the Act and in accordance with the terms of this Agreement and the Company's Articles of Organization. The Company shall exist under and be governed by, and this Agreement shall be construed in accordance with, the laws of the State of Delaware. Upon the effectiveness of this Agreement, EPL shall be authorized to execute, and cause to be filed with the Secretary of State of Delaware, the Certificate of Formation.

                  2.2. Name. The business of the Company shall be carried on under the name "NewCornCo LLC", or under such other name as the Members may from time to time designate.

                  2.3. Purpose. The purpose and character of the business of the Company shall be to (i) purchase or otherwise acquire, and to manufacture, process and market, fresh corn (i.e. other than frozen or canned) and corn products, employing, when appropriate and available, proprietary food processing know-how and technologies that facilitate the maintenance and integrity of such fresh-cut corn and corn products; and (ii) to do all things necessary or appropriate to effect any part or all of the foregoing.

                  2.4. Principal Office and Resident Agent. The Company's registered office in the State of Delaware shall be as follows: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company may have such other or additional places of business within or without the State of Delaware as the Management Committee may from time to time designate. The name and address of the Company's resident agent in the State of Delaware shall be as follows: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                  2.5. Nature of Partners' Interests; Non-Partition. The interests of the Members in the Company shall be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member individually shall have any ownership of such property. No Member shall be entitled to seek partition of any Company property.

                  2.6. Duration of Company. The term of the Company shall begin upon the acceptance of the Articles of Organization with the Department and shall continue in existence until May 30, 2026, unless sooner terminated pursuant to any provisions of this Agreement or as otherwise provided by law, and unless extended by the unanimous vote of the Members.

                  2.7. Further Assurances. The parties hereto will execute whatever certificates and documents, and will file, record and publish such certificates and documents, which are required to form and operate a limited liability company under the Act.

                  2.8. Classification for Tax Purposes. The Members hereby acknowledge their intention that the Company be classified, for federal and state income tax purposes, as a partnership and not as an association taxable as a corporation, pursuant to Section 7701(a)(2) of the Code, and agree that the provisions of this Agreement shall be construed in a manner to give full effect to such intent. Upon the promulgation of final Treasury Regulations pertaining to the classification of business entities in accordance with Notice 95-14, 1995-1 C.B. 297, the Management Committee shall, on behalf of the Company and with the advice of tax counsel, elect to treat the Company as a "partnership" for federal income tax purposes.

                                   ARTICLE III
                          CAPITAL CONTRIBUTIONS; LOANS


3.1. Membership and Participation Percentages. The names, addresses and Participation Percentage of each of the Members are as follows:


                  Names and Addresses                                          Participation Percentage

                  EPL Technologies, Inc.                                                51%
                  200 Four Falls Corporate Center
                  Suite 315
                  West Conshohocken, PA  19428

                  Agricultural Innovation & Trade, Inc.                                 49%
                  3241 Somis Road
                  Somis, California  93066


                  3.2. Initial Contributions. Simultaneously with the execution of this Agreement, each of the Members shall make their respective initial Capital Contribution to the Company in the manner and as contemplated by this
Section 3.2.

                  A. EPL Capital Contribution. Simultaneously with the execution and delivery hereof, or at or as of such later date as shall be agreed to by the Members concurrent with the execution and delivery of this Agreement, EPL is making a contribution to the capital of the Company, in cash, or by check, in the amount of ________ Dollars ($220,476). Payment of said amount by EPL to the Company will constitute payment in full of EPL's initial Capital Contribution as required under the terms of this Agreement.



                  B. AIT Capital Contribution. Simultaneously the execution and delivery hereof, or at or as of such later date as shall be agreed to by the Members concurrent with the execution and delivery of this Agreement, AIT shall execute and deliver to the Company the Contribution Agreement, together with such instruments of conveyance, documents and other agreements as may be contemplated thereby or otherwise required in connection therewith or in order to fully effect the purposes and intent thereof, pursuant to which AIT will contribute to the Company the AIT Contributed Property (as defined in the Contribution Agreement) as its initial Capital Contribution. It is expressly acknowledged and agreed that, assuming full performance by AIT of its obligations under the Contribution Agreement, the Net Agreed Value of the AIT Contributed Property equals _____________ Dollars ($211,830).


                  3.3. [INTENTIONALLY LEFT BLANK.]

                  3.4. Capital Accounts.

                  A. The Company shall establish and maintain a Capital Account for each Member. The Capital Account of each Member shall be increased by (i) the amount of the money contributed by the Member to the Company, (ii) the Net Agreed Value of any property that is contributed by the Member to the Company,
(iii) allocations of income or gain to the Member by the Company pursuant to
Article 5 of this Agreement (but without regard to Section 5.2.C.), and shall be reduced by (i) the amount of money distributed to the Member by the Company,
(ii) the Net Agreed Value of any property distributed to the Member by the Company, and (iii) allocations of deduction or loss to the Member by the Company pursuant to Article 5 of this Agreement (but without regard to Section 5.2.C.).

                  B. Upon a distribution in kind of Company property, the Capital Account of each Member will be debited or credited with such Member's allocable share of gain or loss which would have been recognized by the Company had the property been sold for an amount equal to its fair market value immediately prior to such distribution (to the extent that the gain or loss inherent in such distributed property has not been previously reflected in the Capital Accounts).

                  C. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for Federal income tax purposes, provided that:

                              (1) Any deductions for depreciation, amortization
or similar expense attributable to Contributed Property shall be determined as if the Adjusted Basis of such Company asset on the date it became Contributed Property was equal to the Carrying Value of such Company asset as of such date;

                              (2) Any income, gain or loss attributable to the
taxable disposition of a Contributed Property shall be determined by the Company as if the Adjusted Basis of such property on the date of disposition was equal to the Carrying Value of such property on such date;

                              (3) If the Company's Adjusted Basis in any
"investment credit property" is reduced pursuant to Section 50(c) of the Code, then the amount of such reduction shall be treated as an expense for the year in which such reduction occurs and shall be allocated to the Members in the ratio in which the Adjusted Basis of such property is allocated to the Members pursuant to Treasury Regulation Section 1.46-3(f)(2)(i) (provided that principles similar to Section 704(c) of the Code shall be taken into account in the allocation of such basis); and any restoration of any such reduction in Adjusted Basis shall be allocated to the Members in the same proportion as the investment tax credit recapture with respect to such "investment credit property" is shared among the Members; and

                              (4) The computation of all items of income, gain,
loss and deduction shall be made without regard to any election that may be made by the Company under section 754 of the Code (except to the extent required by Treasury Regulation Section 1.704-1(b)(2)(iv) (m)) and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code (including items treated as Section 705(a)(2)(B) expenditures under Treasury Regulation
Section 1.704-1(b)(2)(iv)(i)), shall be made by treating such items as though they were, respectively, includible in income or currently deductible.

                  D. It is the intent of the Company to maintain Capital Accounts and allocations in accordance with Treasury Regulation Section 1.704-1(b). Accordingly, adjustments to conform to those Regulations (or to successor or amended provisions) or to take into account unexpected events shall be made by the Members if such adjustments would not materially alter the economic substance of this Agreement as it applies to any Member.

                  E. Except as otherwise required to satisfy Treasury Regulation
Section 1.704-1(b) in connection with a Code Section 708(b)(1)(B) termination, in the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferror to the extent it relates to such transferred interest.

                  3.5. Use of Capital Contributions and Loans. The Capital Contributions of the Members, all proceeds of Company borrowings, and any Additional Capital Contributions and Members' Loans made pursuant to this Agreement shall be used and applied for any Company purpose as determined by the Management Committee or as expressly provided for elsewhere herein.

                  3.6. Additional Capital Contributions; Members' Loans.

                  A. Other than as expressly set forth in this Article III, no Member shall be required to make any Additional Capital Contributions or Members' Loans to the Company.

                  B. At any time and from time to time after the date hereof, any Member may (but shall not be obligated to) make Additional Capital Contributions or Members' Loans to the Company, if (1) in the opinion of the Management Committee such contributions or loans are needed by the Company in furtherance of any Company purpose, and (2) the Management Committee approves any such contribution or loan in writing.

                  C. If a Member makes any Additional Capital Contributions in accordance with the foregoing provisions, such contributions will not increase such Member's Participation Percentage, will be entitled to the priorities described in Article V hereof, and unless otherwise agreed at the time of the making thereof, will be entitled to a compounded preferred return thereon equal to the fluctuating prime rate of interest announced from time to time by The Wall Street Journal (or, if The Wall Street Journal is no longer published, the prime rate published in a publication of national circulation selected by the Management Committee) plus two percent (2%), or as otherwise set and approved by the Management Committee.

                  D. If any Member advances any funds to the Company after the date of this Agreement (except as provided for in Sections 3.7. hereof, and except in the case of Additional Capital Contributions), such advances will be treated as Members' Loans, will not increase such Member's Participation Percentage, and the amount thereof will be a debt due from the Company to such Member, entitled to the priorities described in Article V hereof, to be repaid with interest thereon accruing at the fluctuating prime rate of interest announced from time to time by The Wall Street Journal (or, if The Wall Street Journal is no longer published, the prime rate published in a publication of national circulation selected by the Management Committee) plus two percent (2%), or as otherwise set and approved by the Management Committee.

                  3.7. Operating Deficits. In the event that the Management Committee determines that the Company requires additional funds to meet operating expenses or required capital improvements, or for any other proper Company purpose (in any such case, an "Operating Deficit"), the Management Committee, in its sole discretion, may either (1) request that the Members, pro rata in accordance with their then respective Participation Percentages, advance funds in the amount so required, but in no event will the Members be obligated to make such an advance or (2) obtain loans on such terms as the Management Committee deems reasonably satisfactory taking into consideration the circumstances of the Company and market conditions then prevailing, (3) if loans are not available on terms satisfactory to the Management Committee, and with the unanimous consent of the Members, obtain additional equity participation in the Company by the admission of additional Members and the pro rata reduction of the existing Members' Participation Percentages or (4) take such other actions, and explore and pursue such other financing options as the Management Committee may deem appropriate under the circumstances.


                                   ARTICLE IV
                            MANAGEMENT OF THE COMPANY


4.1. Management. The Company shall be managed by its Members and, except as otherwise herein provided, any decision of Majority Member(s) shall be controlling for all purposes. Each Member shall have the power and authority to act for and bind the Company to third parties; provided, however, that each such Member shall severally indemnify, defend and hold harmless the Company from any damage, loss or expense incurred in so doing in a manner that has not been approved or ratified in the manner herein provided for the taking of such action.

                  4.2. Management Committee.

                  A. In order to facilitate the management of the Company, the Members shall select a committee of six individuals (the "Management Committee") to represent their respective interests and to determine and control the business of the Company. Subject to the rights of the Members (and any decision to the contrary by the Majority Members), as herein provided, and without limiting the generality of the foregoing, it is hereby expressly declared that the Management Committee shall have the following powers:

                              1. To conduct, manage and control the business and
affairs of the Company, and to make such rules and regulations therefor not inconsistent with law or the Certificate of Formation or this Agreement, as the Management Committee shall deem to be in the best interests of the Company;

                              2. To determine whether any services benefiting
the Company should be performed by one of the Members, with the expense of providing such service to be covered by the Company;

                              3. To review and approve the Annual Work Plan and
Budget of the Company, and to determine any necessary changes thereto, as the same shall be prepared and submitted to the Management Committee by the Executive Committee.

                              4. To approve the borrowing of money, whether on a
secured or unsecured basis, by the Company, and the refinancing, recasting, extension, compromise and matters otherwise relating to any loan to the Company and, in connection therewith, to cause to be executed and delivered therefor, in the Company's name, promissory notes, bonds, debentures, deeds of trusts, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor;

                              5. To designate in the manner herein described the
individuals who are to serve on the Executive Committee and/or other committees, and to prescribe the manner in which proceedings of such committee shall be conducted;

                              6. To approve the acquisition by the Company of
real and personal property, and to approve the entering into by the Company of contracts and all other arrangements needed to effectuate the business and affairs of the Company; and

                              7. To establish a presence or other business
operations of the Company in one or more jurisdictions.


                              B. The Management Committee shall be comprised of
six (6) individuals, each of whom shall be referred to as a "Manager", and three
(3) of whom shall be designated as "EPL Managers" and three (3) of whom shall be designated as "AIT Managers". The three (3) EPL Managers shall at all times be appointed by EPL; and the three (3) AIT Managers shall at all times be appointed by AIT. The initial members of the Management Committee shall be Paul L. Devine, Timothy B. Owen, and Karen Penichter, each an EPL Manager appointed by EPL; and Craig Underwood, Minos Athanassiadis, and Jim Roberts, each an AIT Manager appointed by AIT. Each Manager shall continue to serve until his or her death, resignation or removal; provided, however, that each Manager shall be subject to removal only by the Member responsible for his or her appointment to the Management Committee, that is, each EPL Manager may be removed only by EPL and each AIT Manager may be removed only by AIT. During the course of any disability of any Manager, any other individual serving on the Management Committee and representing or appointed by the same Member or Members as the disabled Manager, shall have the authority to cast the disabled Member's vote on all matters of business.

                  C. A quorum of the Management Committee shall be four (4) Managers (in person or by proxy) provided that, in any event, there shall at all times be present at least one (1) EPL Manager and at least one (1) AIT Manager. For each Management Committee decision, each Manager shall have the number of votes (to include fractional votes) equal to the Participation Percentage of the Member who appointed such Manager, divided by the number of Managers serving on the Management Committee and appointed by that Member. Every act or decision done or made and approved by those Managers who in the aggregate represent the Majority Members, shall be regarded as an act or decision approved by the Management Committee. The Management Committee shall meet no less than semi-annually on or at such other date as shall be agreed from time to time, the first Tuesday of June and December of the calendar year, but also as often as necessary or desirable to carry out its functions. Meetings of the Management Committee shall be held at any place within or without the State of Delaware that has been designated from time to time by the Management Committee or the Chairman. Any Manager not in attendance may give his proxy to the Chairman or another Manager to cast his vote on all matters of business coming before the meeting. Continuing proxies may be filed with the Chairman. Any Manager may convene a meeting of the Management Committee upon at least fourteen (14) days' prior notice to the other Managers, and in emergencies, any Member of the Management Committee may convene a telephone meeting on twenty-four (24) hour notice. Notice of the time and place of meetings shall be delivered personally or by telephone to each Manager or sent by first-class mail or by telex, telegram or facsimile transmission, charges prepaid, addressed to each Manager at his address or appropriate telex, telegram, or facsimile address or number as it appears on the records of the Company, or, if it is not so shown on the records and is not readily ascertainable, to the Member whom such Manager represents. The Management Committee may also hold meetings by telephone and may make decisions by the written consent of all Managers. A written record of all formal meetings, (whether by telephone or in person) of the Management Committee and all material decisions made by it shall be made and kept in the records of the Company.

                  D. At the meeting of the Management Committee held in December of each year, or at such other times as shall be determined by the affirmative vote of the Management Committee, the Management Committee shall elect from among the Managers a chairman of the Management Committee (the "Chairman") who shall preside as chairman of all meetings of the Management Committee during the succeeding calendar year. In addition, the Chairman shall prepare or cause to be prepared the Minutes of the meetings of the Management Committee and shall be entitled to designate the time and place for meetings of the Management Committee in the manner described hereinabove. At the first meeting of the Management Committee, the Management Committee shall appoint the initial Chairman who is to serve as

Chairman of the Management Committee until his resignation or until his successor as Chairman shall be duly appointed by the Managers.

                  E. Each Manager shall be free to represent the views and positions of the Member or Members whom he or she represents and shall at all times keep the Member whom he or she represents fully apprised of the proceedings of the Management Committee. Each Member shall severally indemnify, defend and hold harmless the Company from any damage, loss or expense incurred in the taking by any Manager or Executive Officer of the Company appointed by or designated as the representative of such Member in taking any action which is contrary to or in excess of the authority of such Manager or Executive Officer.

                  F. Except as otherwise decided by the Management Committee, no Manager shall be entitled to receive any salary or other remuneration from the Company for his or her services as a Manager, or any reimbursement for his or her expenses relating to such services.

                  G. Anything herein to the contrary notwithstanding, the following major decisions (individually, a "Major Decision") of the Company shall require the unanimous consent of the Members, rather than the affirmative vote of the Majority Members:

                              (1) any sale, transfer or other disposal of all or
substantially all of the assets of the Company;

                              (2) any material change in the business of the
Company from that which is contemplated by the purpose set forth in Section 2.3 hereof;

                              (3) any amendment to the Articles of Organization
of the Company;

                              (4) the approval of a voluntary dissolution of the
Company;

                              (5) approval of a merger, consolidation or other
substantial reorganization of the Company, other than any matter or transaction in connection with which any Member desires to and does exercise its rights under Section 7.7 hereof.

                  H. If either Member (the "Initiating Member") request in writing that the Other Member (the "Responding Member") consent to a Major Decision under G(2) above and gives a notice (the "First Notice") of such request to the Responding Member, consent thereto shall be presumed unless the Initiating Member receives notice (the "Second Notice") from the Responding Member denying such request within ten (10) days after the First Notice is given. If the Second Notice denying such request is given within such period, a potential deadlock shall be deemed to exist, in which event the Initiating Member shall be deemed to have withdrawn the request unless the Initiating Member delivers another notice (the "Third Notice") to the Responding Member within ten (10) days after receipt of the Second Notice, reiterating its request for consent to the Major Decision. Upon the delivery of the Third Notice reiterating the request, an actual deadlock shall be deemed to exist and EPL shall have the right, exercisable at any time within sixty (60) days after the occurrence of the actual deadlock upon delivery of the Third Notice, to purchase all of the Participation Percentage of AIT in the Company. The purchase price and terms applicable to any such purchase by EPL of the Participation Percentage upon the occurrence of an actual deadlock shall be determined in accordance with Section 7(d) and Section 7(e) hereof, including Exhibit D attached hereto.

                  4.3. Executive Committee.

                  A. The day to day business and operations of the Company shall be overseen and implemented by a committee (the "Executive Committee"), subject to the limitations imposed by the Management Committee and the Majority Members. The responsibility of the Executive Committee shall include, but not be limited to, the carrying out of the Company's business and affairs on a day-to-day basis in accordance with the Annual Budget and Work Plan approved by the Management Committee.

                  B. The authorized number of individuals, who shall be referred to as "Executive Officers", which shall constitute the Executive Committee shall be four (4), comprised of two (2) Executive Officers appointed by the EPL Managers, and two (2) Executive Officers appointed by the AIT Managers. Any Manager may also serve as an Executive Officer, and any individual may hold the position of both Manager and an Executive Officer. The Executive Officers shall, at the expense of the Company, but, as to each item, within the budget and plan established by the then applicable Annual Budget and Work Plan approved by the Management Committee, individually or collectively, as the context so dictates:

                              (1) use their best efforts to cause the Company at
all times to perform and comply with the provisions of any loan commitment, agreement, guarantee, mortgage, or other contract, instrument or agreement to which the Company is a party, or which affects the business or the operation thereof, including, without limitation, the payment on behalf of the Company of any debt service on loans to the Company;

                              (2) deliver to the Management Committee promptly
upon the receipt or sending thereof copies of all notices, reports and communications between the Company and any holder of a mortgage, deed of trust or other document or instrument affecting all or any portion of the assets of the Company which relate to any existing or pending default thereunder or to any financial or operational information required by such holder;

                              (3) prepare and submit to the Management Committee
the Annual Budget and Work Plan, for review and approval by the Management Committee;

                              (4) purchase and maintain (or cause to be
purchased and maintained) fire and extended coverage, liability, worker's compensation, rental loss and other insurance with respect to the assets of the Company and other property of the Company;

                              (5) pay (or cause to be paid) all taxes and
assessments levied against the assets of the Company;

                              (6) employ and dismiss from employment, and
retain, any and all employees, consultants, agents and representatives, and obtain all legal, accounting and other services necessary in connection with the operation and management of the business and assets of the Company, for such compensation and on such terms and conditions as the Management Committee may determine; and

                              (7) furnish the statements and reports required to
be prepared and distributed by Article VI hereof at the request of, and in the form required by, the Management Committee.

                  C. Each Executive Officer shall devote so much of its time and effort to the management and other affairs of the Company as may be reasonably required to promote the purposes of the Company in an efficient, effective and diligent manner.

                  D. Any Executive Officer, but only upon the terms and conditions approved by the Management Committee or the Majority Members, shall have the right to obtain goods and services from any Member of the Company, and to obtain goods and services from any individual or entity which is an Affiliate, or otherwise directly or indirectly interested in a Member or any shareholder, officer or director thereof.


                  E. In the event of a life threatening emergency or any requirement of law or governmental order requiring immediate action, and so long as the expenditure per occurrence is not in excess of $10,000 any Executive Officer may, in its discretion, act immediately without regard to the limitations set forth herein and without staying within budget limitations, to eliminate such emergency and/or to comply with such law or order, provided that the Executive Officer immediately reports its actions and the reasons therefor to the Management Committee.

                  F. No Executive Officer shall be empowered to, and shall not, without first obtaining the consent and approval of the Management Committee or the Majority Members:

                              (1) sell, assign, transfer, exchange, grant
leasehold estates or otherwise dispose of any Company assets;

                              (2) apply for, execute or modify any mortgage,
pledge, deed of trust, encumbrance or other hypothecation or security agreement affecting the property or assets of the Company or any interest therein, or execute any financing statement in connection therewith;

                              (3) incur any indebtedness on behalf of the
Company other than trade debt for meeting current obligations incurred in the ordinary course of business and due within 30 days;


                              (4) undertake any capital expenditures of in
excess of $5,000;


                              (5) change or permit to be changed in any
substantial way the accounting process and procedures employed in keeping the books of account or preparing financial statements with respect to operation or management of the Company;

                              (6) make, execute or deliver on behalf of the
Company any assignment for the benefit of creditors or any guarantee, indemnity bond or surety bond, or any equivalent thereof;


                              (7) obligate the Company as a surety, guarantor or
accommodation party to any obligation in excess of $5,000;



                              (8) lend funds belonging to the Company to any
Member or any third party or extend to any person, firm or corporation, credit on behalf of the Company, except for the extension of credit in the ordinary course of the Company's business to trade debtors up to $40,000 each, but in any event not in excess of $200,000 in the aggregate;


                              (9) enter into any contracts affecting the
Company, other than as approved by the Management Committee or in connection and in accordance with the Annual Budget and Work Plan of the Company; or

                              (10) take legal action on behalf of the Company.

                  4.4. Liability; Indemnification of the Members. The Company shall indemnify, defend and hold harmless each Member, each of their officers and directors, each Manager and Executive Officer, and any other Person acting as an agent of the Company to whom the Management Committee shall specifically and in writing have conferred rights hereunder, against any loss, expense, damage, claim, liability, obligation, judgment or injury suffered or sustained by him, it, them or any of them by reason of any act, omission or alleged act or omission by him, it, them or any of them arising out of his, its or their activities on behalf of the Company or in furtherance of the interests of the Company, including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened actions, proceedings or claims, all costs of which shall be charged to and paid by the Company as incurred; provided, however, that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based were performed or omitted in good faith and within the scope of such Person's authority hereunder, and were not fraudulent, in bad faith or a result of wanton and willful misconduct or gross negligence by the party to be indemnified, defended and held harmless under this
Section 4.4.


                                    ARTICLE V
                          DISTRIBUTIONS AND ALLOCATIONS


5.1. Distribution of Net Cash Flow. Net Refinancing Proceeds and Net Sale Proceeds. All Net Cash Flow, if any, Net Refinancing Proceeds, if any, and Net Sale Proceeds, if any, realized by or available to the Company shall first be applied or added to a reasonable reserve or escrow account retained for working capital needs or to provide funds for contingencies and expenses of the Company (all as the Management Committee deems advisable, or as required by any loan, escrow or other agreement or instrument of the Company). The balance, if any, of Net Cash Flow, Net Refinancing Proceeds or Net Sale Proceeds shall be distributed from time to time as the Management Committee shall direct, all in the following order of priority to the extent available:

                  A. To the Members pro rata in repayment of the entire principal amounts of any outstanding Members' Loans, together with all accrued but unpaid interest thereon, first on account of interest accrued thereon (in proportion to the interest so accrued) and then on account of outstanding principal amounts thereof (in proportion to the respective amounts of outstanding principal);

                  B. To the Members pro rata in reduction of their then outstanding Additional Capital Balances, together with all accrued but unpaid preferred return thereon, first on account of any preferred return accrued thereon (in proportion to the preferred return so accrued) and then on account of outstanding Additional Capital Balances (in proportion to the respective amounts of Additional Capital Balances);

                  C. To the Members in reduction of their then outstanding Capital Accounts, in proportion, to the respective amounts of any such Capital Accounts; and, thereafter,

                  D. Any remaining amounts to all Members in proportion to their respective Participation Percentages.


                  The Members acknowledge that it is not the intent of the Members that distributions be made to the Members during the first 24 months of operation of the Company, although any final decisions in that regard shall be made solely by the Management Committee.


                  5.2. Allocation of Profits and Losses.

                  A. Except as otherwise provided in this Section 5.2., Profit, Loss and all gain, deduction or credit (the "Tax Incidents") for each fiscal year shall be allocated to the Members in accordance with their respective Participation Percentages.

                  B. Upon the assignment or transfer of a Company interest pursuant to Article VII hereof, the books and records of the Company shall be closed, and Tax Incidents shall be allocated to each Member who held such Company interest in accordance with the portion of the year during which such Member held such Company interest determined as though such portion of the year was a separate taxable period. Notwithstanding the foregoing, the Member who held such Company interest and the Member receiving such Company interest may agree to make the allocation of Tax Incidents in accordance with any other method permitted by applicable rules and Treasury Regulations.

                  C. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed (or deemed contributed pursuant to the provisions of Code
Section 708) to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its fair market value at the time of contribution. Such allocations shall be made in accordance with the "traditional method" described in Treasury Regulation Section 1.704-3(b) (or any successor provision) as shall be reasonably determined by the Management Committee after consultation with the Company's tax advisers; provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the contributed property shall be made in accordance with the "traditional method with curative allocations" described in Treasury Regulation Section 1.704-3(c) (or any successor provision) to the extent necessary to eliminate any disparity, to the extent possible, between the Members' book and tax Capital Accounts attributable to such property; and further provided, however, that any other method allowable under applicable Treasury Regulations may be used in connection with any contribution of property or following any revaluation as may reasonably be determined by the Management Committee to reflect the purpose and intention of this Agreement.

                  D. Any elections or other decisions relating to allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to Sections 5.2.C. are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

                  5.3. Upholding of Tax Benefits.

                  A. Notwithstanding any other provisions of this Article V, Partner Nonrecourse Deductions attributable to a Partner Nonrecourse Debt for the taxable year shall be allocated to the Member bearing the Economic Risk of Loss for such Partner Nonrecourse Debt; provided, however, that if more than one
(1) Member bears the Economic Risk of Loss for such Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable to such Partner Nonrecourse Debt shall be allocated to and among the Members, pro rata in the same proportions that their Economic Risks of Loss bear to one another.

                  B. Notwithstanding any other provisions of this Article V, no allocation of deduction or loss shall be made to a Member if it would result in such Member having a negative balance in its Capital Account in excess of the amount that it is required to restore on a liquidation of the Company (or of the Member's interest in the Company). For purposes of determining a Member's Capital Account (and the deficit amount that the Member is required to restore) in applying the provisions of this Section 5.3., the anticipated adjustments, allocations and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6) shall be taken into account; and each Member shall be deemed obligated to restore its deficit Capital Account balance to the extent of its share of "partnership minimum gain", as defined in Treasury Regulation
Section 1.704-2(d)(1) and (k) ("Minimum Gain") and its share of "partner nonrecourse debt minimum gain", as defined in Treasury Regulation Section 1.704-2(i)(3) and (k)(5) ("Partner Minimum Gain"). Any amount which cannot be allocated to a Member pursuant to the provisions of this Section 5.3.B. shall instead be allocated to the remaining Members. To the extent permitted by Treasury Regulations Sections 1.704-2(h)(3) and (i)(6), the Management Committee shall cause the Company to treat distributions of Available Cash as not allocable to an increase in Minimum Gain or to an increase in Partner Minimum Gain to the extent that such distributions do not cause or increase a deficit in the Capital Account of any Member.

                  C. Notwithstanding any other provisions of this Article V and in accordance with and pursuant to Treasury Regulation Section 1.704-2(f), if there is a net decrease in the Company's Minimum Gain during any taxable year, the Members shall be allocated, before any other allocation is made of Company items for such taxable year, items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to each such Member's share of the net decrease in Minimum Gain, if any, as determined pursuant to Treasury Regulation Section 1.704-2(g)(2).

                  D. Notwithstanding any other provisions of this Article V and in accordance with and pursuant to Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in the Company's Partner Minimum Gain during any taxable year, the Members shall be allocated, before any other allocation is made of Company items for such taxable year under any other provision of this Article V (other than under Section 5.3.C.), items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to each such Member's share of the net decrease in Partner Minimum Gain, if any, as determined pursuant to Treasury Regulations Section 1.704-2(i)(4).

                  E. Notwithstanding any other provisions of this Article V, in the event that any Member unexpectedly receives an adjustment, allocation or distribution described in clause (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) that results in such Member having a negative balance in its Capital Account in excess of the amount it is required to restore on a liquidation of the Company (or of the Member's interest in the Company), or for any other reason has a deficit Capital Account balance in excess of such amount, such Member shall be allocated income and gain, before any other allocation is made of Company items for such taxable year under any other provision of this
Article V (other than under Sections 5.3.C. and 5.3.D.), in an amount and manner sufficient to eliminate such excess as promptly as possible.

                  F. It is the intent of the parties to this Agreement that the chargeback provisions and the limitation on loss allocation provisions provided herein satisfy the allocation of nonrecourse deduction rules provided in Treasury Regulation Sections 1.704-2(b)(1) and (e), the allocation of partner nonrecourse deduction rules of Treasury Regulation Section 1.704-2(i) and the requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (relating to the alternate test for economic effect and "qualified income offset"). It is further intended that the allocations under this Article V shall effect an allocation for Federal income tax purposes in a manner consistent with section 704(b) of the Code and the regulations promulgated thereunder. If for any reason the allocations contained in this Agreement shall conflict with the Treasury Regulations promulgated under section 704 of the Code, the Members acknowledge that such Regulations shall control.

                  5.4. Gain on Sale. Gains allocable to the Company from the sale, exchange, abandonment, foreclosure or other disposition of Company Property shall be allocated between the Members as follows:

                              (a) First, in accordance with Code Section 704(c)
and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed (or deemed contributed pursuant to the provisions of Code Section 708) to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its fair market value at the time of contribution;

                              (b) Second, gain shall be allocated to each of the
Members having a negative balance in its Capital Account to the extent and in the ratios that such Members have negative balances in their Capital Accounts to date until the balances in such Members' Capital Accounts equal zero;

                              (c) Third, to the Members as necessary to cause
the balances in their respective Capital Accounts to be in the same proportion as the Members' Participation Percentage; and

                              (d) Fourth, to the Members in accordance with
their Participation Percentages.


                                   ARTICLE VI
                         BOOKS AND RECORDS; TAX MATTERS


6.1. Accounting. Except as may be otherwise directed by the Management Committee, the Company shall maintain its books and records on an accrual basis and shall prepare (1) financial statements on the accrual method of accounting and on a calendar year basis, in accordance with generally accepted accounting principles, (2) an annual budget and monthly operating statement on forms and in a format approved by the Management Committee, and (3) income tax returns on the accrual method of accounting and on a calendar basis. Appropriate records will be kept so that upon each closing of the Company books it is possible to determine, among other items defined in this Agreement: (i) the amount of capital actually contributed by each Member; (ii) the amount of cash or other property distributed to each Member; (iii) the effect, if any, of all Company items of income, gain, loss, deduction or credit on each Member's Capital Account; and (iv) the amount of the Members' Loans, Capital Balances, Additional Capital Balances, Net Cash Flow, Net Refinancing Proceeds, Net Sale Proceeds and Net Income. The depreciation method shall in each case be the most accelerated method permissible under the Code for the asset in question.

                  6.2. Statements.

                  A. Within sixty (60) days after the close of each Annual Period, the Management Committee shall furnish or cause to be furnished to each Member, with respect to such Annual Period, (1) a profit and loss statement, (2) a statement of source and application of funds, (3) a Company balance sheet as of the close of such Annual Period, and (4) such other statements showing in detail each Member's interest in each of the items described in Section 6.1. hereof. Unless otherwise agreed by the Management Committee, the foregoing statements shall be audited by Deloitte & Touche or by another independent, nationally recognized accounting firm selected by the Management Committee, and shall be at the expense of the Company.

                  B. By the fifteenth business day of every month, the Management Committee shall furnish or cause to be furnished to each Member an unaudited statement showing the results of operations of the Company for the preceding calendar month and the financial position at the close of such month, the balance in each Member's Capital Account, the unpaid balance under the obligations of the Company, a statement of Net Cash Flow for such month and the use of operating funds for capital expenditures, and all other information reasonably requested by a Member. Each such monthly statement shall reflect the operations of the Company in accordance with accrual basis accounting principles and practices, and show variances between the actual and budgeted amount on both a monthly and a year-to-date basis for the current and previous calendar years. A brief commentary on the results for the period will also be prepared and included.

                  6.3. Inspection. All books of account and all other records to the Company (including an executed counterpart of this Agreement and all amendments hereto) shall at all times be kept for a period of seven (7) years at the Company's place of business and may be inspected, audited, examined or copied at any reasonable time by any Member.

                  6.4. Tax Matters.

                  A. The Management Committee shall cause, at Company expense, to be prepared and filed all income tax returns for the Company on an accrual basis and shall furnish copies thereof to all Members.

                  B. In connection with the assignment of a Member's interest in the Company permitted by Article VII hereof, the Management Committee shall at the request of any Member, on behalf of the Company and at the time and in the manner provided by Section 754 of the Code (or any successor section thereto) and the Regulations thereunder, make an election to adjust the basis of Company property in the manner provided in Sections 734(b) and 743(b) of the Code (or any successor sections thereto) (a "Section 754 Election").

                  C. The Management Committee shall, on behalf of the Company, elect to group all rental real estate as one rental real estate activity for purposes of Sections 1.469-4(d)(5) and 1.469-9(h) of the Treasury Regulations and shall, to the extent permitted by Section 1.469-4(d)(1) of the Treasury Regulations group such rental real estate activity with all other trade or business activities conducted by the Company.

                  D. For purposes of Section 1.752-3(a)(3) and all related and ancillary provisions of the Treasury Regulations, "excess nonrecourse liabilities" shall be allocated among the Members in accordance with their respective Participation Percentages at the time any such determination is made, and the Management Committee shall make all allocations and distributions under this Agreement in a manner consistent with such allocations.

                  E. EPL shall be the "Tax Matters Partner" for Code purposes and shall notify the Members of any audit or other matter which it is notified of, or becomes aware of, provided, however, that the Tax Matters Partner, unless approved by the Management Committee, shall not have the right (1) to extend the statute of limitations or any period of limitations with respect to the Company in any matter; (2) to agree to any settlement of any tax matter affecting the Company; (3) to file any petition for judicial review, or any other judicial proceeding with respect to the Company in any matter; or (4) to file any requests for administrative review or adjustment, or other administrative relief, on behalf of the Company, in any matter. The provisions of this Section 6.5.E. shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for the period of time necessary to resolve any and all income tax controversies relating to the Company.

                  F. If the Code or any provision of state or local law requires the Company to withhold any tax with respect to a distributive share of Company income, gain, loss, deduction or credit, or a distribution of cash or property, the Company shall withhold and pay the tax. If at any time the amount required to be withheld exceeds the amount that would otherwise be distributed to the Member to whom the withholding requirement applies, that Member shall make a contribution to the Company equal to the excess of the amount required to be withheld over the amount, if any, that would otherwise be distributed to that Member and which is available to be withheld. Any amount withheld with respect to a Member shall be deducted from the amount that would otherwise be distributed to that Member but shall be treated as though it had been distributed to that Member.

                                   ARTICLE VII
              TRANSFER OF COMPANY INTERESTS; WITHDRAWAL OF MEMBERS;
                              BUY/SELL PROVISIONS.


7.1. Transfer of Participation Percentage.

                  A. No Participation Percentage or other interest of a Member in the Company may be transferred or assigned (including any collateral assignment or pledge of any interest in the Company), in whole or in part, by such Member, and no transferee or assignee thereof may be admitted as a substituted Member of the Company, unless and until, in each instance:

                              (1) A duly executed and acknowledged instrument of
assignment, setting forth the intention of the assignor that the assignee become a substituted Member in its place, is delivered to the remaining Member(s);

                              (2) The assignor and assignee execute and
acknowledge such other instruments (if any) as the remaining Member(s) reasonably may deem necessary or desirable to effect such admission, which may include the written acceptance and adoption by the assignee of the provisions of this Agreement and the assumption of any unperformed obligation of the assignor (provided that such assignor shall not thereby be released from any of its unperformed obligations that arose on or prior to the date of the assignment, specifically including, without limitation, its obligations hereunder to make Capital Contributions required prior to the date of the Assignment on the terms herein provided);

                              (3) The written consent of the Majority Member(s)
of the Company (which may include the assigning or transferring Member), which consent may be given or withheld as the Member(s) may determine in their sole discretion, shall have been obtained;

                              (4) Such interest shall first be offered to the
remaining Member(s), pro rata in accordance with their Participation Percentages (provided that by agreement among such remaining Members, such offer may be accepted in varying proportions), for a period of thirty (30) days at a price (the "Offer Purchase Price") equal to that intended to be offered by the selling Member to third parties. If the remaining Member(s) elects to exercise the right of first offer granted hereby, it or they, as the case may be, must make an offer on the entire interest intended to be offered by the selling Member. If the selling Member has not received a written offer from the remaining Member(s) on terms satisfactory to it within such thirty (30) day period, it shall then be free, subject to the provisions of this Article VII, to market for sale the interest offered to the remaining Member(s) on the terms of the offer. If the selling Member fails to so dispose of its interest within one hundred eighty
(180) days from its right to do so, the first offer procedure established by this Section 7.1.A.(4) shall be reinstated. The Offer Purchase Price payable hereunder, in the event one or more Members elects to exercise the right of first offer granted hereby, shall be payable in the manner and on the terms of the third party offer; provided, however, that in the event that the Member exercising the right of first offer is EPL, notwithstanding the terms or agreements proposed by and between the other Member and a third party, the Offer Purchase Price to be paid by EPL may, at the option of EPL, be paid in whole or in part by the delivery by EPL to the selling Member of EPL Shares. Each EPL Share shall, for purposes of determining the value thereof for payment upon exercise by EPL of any right of first refusal, be valued at the Closing Price on the date of delivery thereof in payment of the Offer Purchase Price, in whole or in part.

                  B. Notwithstanding anything to the contrary contained in this
Article VII, EPL may from time to time transfer its interest in the Company, or any part thereof, to an Affiliate or from such Affiliate back to EPL without the consent of any other Member that might otherwise be required; provided, however, that no such transferee shall be admitted as substitute Member in the Company unless and until EPL complies with the notice and documentation requirements of subsections 7.1.(A)(1) and (2) above, and the consent required under Subsection 7.1.(A)(3) above is obtained. Notwithstanding any such transfer, EPL shall remain obligated for all of its obligations hereunder arising both before and after such transfer, and shall, as a condition of the transfer, expressly confirm its obligations to the remaining Members at the time of the transfer. Following any such transfer by EPL of its interest in the Company as provided in this Section 7.1(B), the rights of EPL under this Article VII to deliver EPL Shares in payment upon certain events shall remain in effect, but only EPL Shares, and not the shares of the transferee, shall be so deliverable, without the consent of the recipient thereof.


                  C. Notwithstanding anything to the contrary contained in this
Article VII, AIT may from time to time transfer its interest in the Company, or any part thereof, to any entity which is owned or controlled by the three individuals who, as of the date hereof, own and control AIT, namely Craig Underwood, Jim Roberts and Minos Athanassiadis or from such entity back to AIT without the consent of any other Member that might otherwise be required; provided, however, that no such transferee shall be admitted as substitute Member in the Company unless and until AIT complies with the notice and documentation requirements of Subsections 7.1.(A)(1) and (2) above, and the consent required under Subsection 7.1.(A)(3) above is obtained. Notwithstanding any such transfer, AIT shall remain obligated for all of its obligations hereunder arising both before and after such transfer, and shall, as a condition of the transfer, expressly confirm its obligations to the remaining Members at the time of the transfer.

                  7.2. Expenses. Expenses of the Company or of any Member occasioned by transfers of interests held by Members shall be reimbursed to the Company or Member, as the case may be, by the transferring Member. Expenses of the transferring Member and taxes incurred by any non-transferring Member are not included within the foregoing reimbursement.

                  7.3. Withdrawal of Members. No Member may voluntarily withdraw or retire from the Company except upon the assignment of its entire interest in the Company (if and as permitted by this Article VII) or upon the surrender, abandonment or other voiding of its interest pursuant to the next succeeding sentence hereof. Any Member may at any time, by at least thirty (30) days prior written notice delivered to all Members, renounce its interest in all current and future profits, losses and distributions of the Company, and abandon to the Company its capital contributions; provided, however, that any such surrender, abandonment or other voiding shall not in any case affect the withdrawing Member's obligations hereunder, including specifically, but without limitation, each Member's respective obligations under Article III hereof to continue to make Additional Capital Contributions or Members' Loans as and to the extent called for or otherwise required thereunder.

                  7.4. Death, Legal Incapacity, Dissolution or Bankruptcy of a Member. Upon the death, legal incapacity, dissolution or bankruptcy of a Member, subject to the terms, conditions and rights provided for under Section 7.6 hereof, its successor or assign will have all the rights of the Member for the purpose of settling or managing its estate, and such power as the deceased, incapacitated, dissolved or bankrupt Member possessed to constitute a successor as an assignee of its interest in the Company and to join with such assignee in making application to substitute such assignee as a substituted member.

                  7.5. Status of Interests Transferred. In any transfer, assignment or conveyance (or retransfer, reassignment or reconveyance) of any Participation Percentage herein by a Member to any other Member or other Person, permitted by the express terms of this Agreement or by operation of law, the transferee or assignee shall succeed to the same share of profits and losses of the Company and the same Participation Percentages, distribution priorities and ownership rights as were incident to the interest so transferred, assigned or conveyed.

                  7.6. Purchase Option.

                  A. For purposes of this Section 7.6., the term "Triggering Event" shall mean, as respects any Member, the occurrence of any one or more of the following:

                              (1) the voluntary filing of a notice or petition
with, or the voluntary commencement of an action or proceeding in, the applicable court or other governmental authority to liquidate or dissolve that Member, or the institution against that Member of an action to liquidate or dissolve which is not dismissed within sixty (60) days;

                              (2) the bankruptcy of that Member within the
meaning thereof set forth in Section 8.1(b) hereof; and

                              (3) any Covered Transaction.

                  B. Upon the occurrence of a Triggering Event as respects any Member, each other Member of the Company shall thereupon have the right and option to purchase all or a portion of, as herein provided, the Participation Percentage then held in the Company by the Member as respects whom the Triggering Event occurred. Such right and option shall be exercisable at any time by delivery of written notice of election (the "Notice of Election") to the Member with respect to whom the Triggering Event occurred at any time prior to the expiration of sixty (60) days after the date of the occurrence of the Triggering Event, provided, however, that in the event that the occurrence of the Triggering Event is concealed or not otherwise readily apparent, such period shall be extended for a time co-extensive with the time of concealment or until a date sixty (60) days after the time upon which the occurrence of the Triggering Event became readily apparent.

                  C. As among the Members who exercise their right and option to purchase all or any portion of the Participation Percentages, each Member shall be entitled to purchase a pro rata portion thereof, based upon that Member's Participation Percentage as a percentage of all Participation Percentages owned by the remaining Members who exercise their respective rights and options to purchase under this Section 7.6. (or in such other proportion as the remaining Members may agree). The purchase and sale of the Participation Percentages as contemplated by this Section 7.6. shall be consummated at a closing (the "Closing") which will occur at the date, time and place designated in the Notice of Election, which shall in any event be a day which is a business day not less than thirty (30) nor more than forty (40) days after delivery of the Notice of Election.

                  D. If under the provisions of this Section 7.6., any Member desires to exercise its right and option to purchase the Participation Percentage of any other Member with respect to whom a Triggering Event has occurred, the purchase price payable shall be determined as follows:



                            [See Exhibit D attached]



The purchase price, as so adjusted, shall be determined ten (10) business days prior to closing and shall be subject to such post-closing adjustments as the circumstances may require. The purchase price, as so adjusted, shall be paid at the selling Member's option in cash, by certified check to the order of the selling Member, or by wire transfer of immediately available funds to the selling Member's account at the time of Closing; provided, however, that in the event that the purchasing Member is EPL, the purchase price may be paid by EPL through the delivery by EPL of cash or EPL Shares, or any combination thereof, and any EPL Shares delivered in payment of the purchase price, or any portion thereof, shall be valued at the Closing Price on the date of delivery. In the event that there shall be at the time of the purchase one or more outstanding Member's Loans by the selling Member to the Company, such Member's Loans, including interest thereon accrued and unpaid, shall be purchased at par by the purchasing Member for the principal amount thereof and accrued and unpaid interest thereon as a condition precedent to such sale. The purchase price for such Member's Loans shall be paid, at the selling Member's option, in cash, by certified check drawn to the order of the selling Member, or by wire transfer of immediately available funds to the selling Member's account; provided, however, that in the event that the purchasing Member is EPL, the purchase price for the Member's Loan may be paid by EPL through the delivery by EPL of cash or EPL Shares, or any combination thereof, and any EPL Shares delivered in payment of the purchase price for, or any portion thereof, shall be valued at the Closing Price thereof on the date of delivery. At the Closing, the selling Member shall deliver to the purchasing Member each note and bond evidencing such Member's Loans and all documents securing the same and an assignment or satisfaction, at the purchasing Member's option, in form acceptable to the purchasing Member.

                  E. On payment of the purchase price for the Participation Percentage, the purchasing Member shall, at its option, either (i) obtain a release of the selling Member from all liability, direct or contingent, by all holders of Company debt, obligations or claims against the Company for which such Member is or may be personally liable, except for any debts, obligations or claims which are fully insured by the public liability insurers, or (ii) cause all such debts, obligations or claims to be paid in full at Closing, or (iii) deliver to the selling Member an agreement in form and substance satisfactory to the selling Member to defend, indemnify and save the selling Member harmless from actions, claims or loss arising from any debt, obligation or claim of the Company arising prior to the date of sale.

                  7.7. Take-Along. Notwithstanding anything to the contrary contained in this Article VII, if the Majority Members (for purposes of this Section, the "Transferor Member(s)") decide to sell all or any portion of their Participation Percentages in a single transaction, or in a series of related transactions, to a third party (including an affiliated group of persons or entities), the Transferor Member(s) shall have the right to require each other Member (the "Other Member(s)") to sell all or any portion of the Participation Percentage held by such Other Member(s) on the same terms and conditions as those on which the Transferor Member(s) are selling their Participation Percentages to such third party, including but not limited to, the purchase price and payment terms provided that the amount to be paid (whether directly by the third party or inclusive of supplemental amounts paid or contributed to the Other Member by the Transferor Member) equals or exceeds the amount which the Other Member would receive on the basis of a valuation of the Company made in accordance with Exhibit D hereto. At least ten (10) days prior to the proposed transfer, the Transferor Member(s) shall give notice to each Other Member of the intention to transfer and the intention of the Transferor Member to exercise its rights under this Section 7.7 to require that the Other Member transfer its Participation Percentages, together with a statement as to the portion of the Participation Percentage of such Other Member to be transferred, and the principal terms of the transfer, including the price and payment terms. Each Transferor Member agrees to endeavor to discuss with the Other Members in reasonable detail the proposed transaction, including but not limited to the commercial reasonableness of the terms and conditions thereof, prior to consummation thereof, but shall under no circumstances be required to delay the consummation of the transaction in order to pursue such discussion. Each Member hereby covenants and agrees that, upon receipt of the aforesaid notice, it will take such actions and execute such documents and instruments as shall be necessary or appropriate to consummate any transfer contemplated by this Section 7.7, and does hereby appoint each Transferor Member as his or its true and lawful attorney in fact to execute and deliver on its behalf such documents and instruments should it fail to do so in a timely or appropriate manner.

                  7.8. Terms Generally Applicable.

                  A. In connection with and pending any transfer contemplated by Sections 7.6 or 7.7 hereof, each Member shall be entitled to any distributions of Net Cash Flow from the Company until full and final consummation of the transfer.

                  B. At the closing on the sale of the Participation Percentage of a Member as contemplated by Sections 7.6 or 7.7 hereof, unless otherwise agreed, each selling Member shall execute an assignment of its interest in the Company, free and clear of all liens, encumbrances and adverse claims, which assignment shall be in form and substance reasonably satisfactory to the Purchasing Member or third party purchaser, and such other instruments as the Purchasing Member or third party purchaser shall reasonably require to assign the Participation Percentage of the selling Member to such person or entity. For any sale or transfer under Section 7.6 hereof, the purchasing Member may designate the assignee of the Participation Percentage, which assignee may be, but need not be, an affiliate of the purchasing Member.

                  C. It is the intent of the parties to this Agreement that the requirements or obligations arising hereunder of one Member to sell its Participation Percentage to or as directed by the other Member(s) shall be enforceable by an action for a specific performance and shall be enforceable by an action for specific performance of a contract, and each of the Members does hereby acknowledge their respective Participation Percentages to be unique and an appropriate subject of an action for specific performance. In the event that any Member shall create or has suffered any unauthorized lien, encumbrance or other adverse interest against the selling Member's interest in the Company, the purchasing Member or the Member exercising its rights under Section 7.7 hereof shall be entitled either to an action for specific performance to compel the Member to have such defects removed, in which case the closing may be adjourned for such purpose, or, at the enforcing Member's option, to an appropriate offset against the purchase price, which offset shall include all reasonable costs associated with enforcement under this Section 7.8(C).

                  D. At the election of Member purchasing the Participation Percentage or exercising its rights under Section 7.7 hereof, the purchase and sale of the Participation Percentage will be structured to avoid, if possible, a termination of the Company for federal tax purposes and/or under the Act.

                                  ARTICLE VIII
                           DISSOLUTION AND TERMINATION


8.1. Dissolution.

                  A. The Company will be dissolved:

                              (1) upon the withdrawal, removal, bankruptcy or
dissolution of a Member, unless the remaining Members unanimously agree to continue the business of the Company (if more than one

Member remains) within ninety (90) days after the occurrence of such event; or

                              (2) at 12:00 midnight on May 30, 2036;

provided, however, that the Company shall not terminate until its affairs have been wound up and its assets distributed as provided herein.

                  B. As used in Sections 8.1.A. and 8.1.B. hereof, the term "bankruptcy" shall mean (i) the commencement by a Member of a voluntary case under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the taking by a Member of any equivalent or similar action by the filing of a petition or otherwise under any other federal or state law in effect at the time relating to bankruptcy or insolvency, (ii) the filing of a petition against a Member under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the filing of a petition seeking any equivalent or similar relief against a Member under any other federal or state law in effect at the time relating to bankruptcy or insolvency, and in either case the failure by such Member to secure the discharge of any such petition within sixty (60) consecutive days from the date of filing, (iii) the making by a Member of a general assignment for the benefit of his, its or any of their creditors, (iv) the appointment of a receiver, trustee, custodian or similar officer for a Member or for the property of a Member and the failure by such Member to secure the discharge of such receiver, trustee, custodian or similar officer within sixty (60) consecutive days from the date of appointment, or (v) the admission in writing by a Member of any inability to pay debts generally as they become due.

                  8.2. Appointment of Liquidating Member. Upon the dissolution of the Company, if the Company's business is not continued pursuant to Section
8.1. hereof, subject in any event to the rights of any Member under Section 7.6. hereof, the Management Committee or its designee shall liquidate the assets and wind up the affairs of the Company on the terms hereinafter set forth.

                  8.3. Distributions and Other Matters. Promptly upon the dissolution of the Company, if the Company's business is not continued pursuant to Section 8.1. hereof, and in any event subject to the rights of any Member under Section 7.6. hereof, the Management Committee will cause the assets of the Company to be liquidated. After proper adjustment to the Capital Accounts pursuant to Section 3.1. (giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), the proceeds of the liquidation of the Company shall be applied and distributed in the following order: (i) to the discharge of all of the Company's debts and liabilities (whether by payment or the making of reasonable provision for payment thereof), other than those to any of the Members, including expenses of liquidation, (ii) to the setting up of any reserves which the liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Company, (iii) to the payment and discharge of any debts and liabilities of the Company to any of the Members, and (iv) to the Members to the extent of their positive Capital Accounts.

                  8.4. Distributions of Property.

                  A. Upon liquidation, the Members may demand or receive property other than cash in return for their respective contributions, loans or advances or upon dissolution as provided herein, but only upon the written approval of the Management Committee.

                  B. In the event that property is distributed (or deemed distributed pursuant to the provisions of Code Section 708) by the Company to a Member, the following special rules shall apply:

                              (1) the Capital Accounts of the Members shall be
adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(e) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in the Members' Capital Accounts) would be allocated to such Member if there were a taxable disposition of such property for its fair market value on the date of distribution; and

                              (2) the Capital Account of the Member who is
receiving the distribution of property from the Company shall be charged with the fair market value of the property at the time of distribution (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code section 752).

                  8.5. Action During Liquidation; Statements of Account.

                  A. A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses otherwise attendant upon such a winding up. The Management Committee shall make final distributions in liquidation of the Company in the manner set forth above before the later of
(1) the end of the taxable year in which the date of the liquidation of the Company occurs, or (ii) 90 days after the date of the liquidation of the Company. For this purpose, the date of the liquidation of the company shall be the date on which the Company has ceased to be a going concern (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)).

                  B. During the period of liquidation, the Management Committee, as trustee for the benefit of all Members as tenants in common, will take any and all action necessary or appropriate to complete such liquidation and distribution as provided in this Article, having for such purpose all of the powers enumerated in Article IV of this Agreement necessary or appropriate to accomplish the same.

                  C. The Management Committee will prepare or cause to be prepared a final statement of the accounts of the Company as of the date of termination, and, as promptly as possible thereafter, a copy thereof will be furnished to each Member. Such statement will set forth the actual or contemplated application and distribution of the assets of the Company. Upon completion of distribution as required hereby, a further statement for the period of liquidation will be so prepared by the Management Committee and furnished to each Member.


                                   ARTICLE IX
                    REPRESENTATIONS, WARRANTIES AND COVENANTS


9.1. Representations and Warranties.

                  A. AIT represents and warrants to EPL and any and all other Members as follows:

                              (1) AIT is a corporation, duly organized, validity
existing and in good standing under the laws of the State of California.


                              (2) The sole shareholders of AIT, and their
respective percentage interests in AIT, are: Craig Underwood (60%); Minos Athanassiadis (20%); and Jim Roberts (20%), and no other person or entity holds any beneficial interest of any kind or nature whatsoever in AIT, or any option, warrant or right with respect to, or convertible into, any equity security or equity interest therein.


                              (3) This Agreement has been duly and validly
executed and delivered by AIT and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof, and no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental body or agency is or will be necessary or advisable in connection with the execution and delivery by AIT of this Agreement.

                              (4) Neither the execution and delivery of this
Agreement, nor the consummation of the transactions herein contemplated, nor the performance of or compliance with the terms and conditions hereof, will conflict with or result in a breach of or default under any agreement or instrument to which AIT, is a party or by which it or its properties (now owned or hereafter acquired) may be subject or bound.

                              (5) There is no pending or (to their knowledge
after due inquiry) threatened proceeding by or before any court or governmental agency against or affecting either AIT which, if adversely decided, would have an adverse affect on the business, operations or conditions, financial or otherwise, of AIT, or on the ability of AIT to perform its obligations hereunder or otherwise contemplated hereby, and no proceeding is pending or threatened against AIT under any Federal or State bankruptcy or insolvency law.

                              (6) AIT and each stockholder thereof has a net
worth sufficient to bear the economic risks of transactions contemplated hereby, has sufficient knowledge and experience in financial matters to be capable of evaluating the merits and risks of its participation in the transactions contemplated hereby.

                              (7) The representations and warranties of AIT set
forth in the Contribution Agreement are incorporated fully herein by this reference as though restated herein in full, and the same are hereby ratified and confirmed.

                              (8) AIT has filed all federal, state, local and
foreign income, franchise, real and personal property, and other tax returns, estimates and statements which were required to be filed, has paid all taxes (whether income, sales, use, property, unemployment, social security, import duties, export duties and/or other) as shown on said returns, estimates and statements, and has made appropriate provision for the payment of all such taxes where returns, estimates and statements are not yet required to be filed. All said tax returns and statements correctly set forth and report the entire liability of AIT for such taxes.

                              (9) AIT has no knowledge of any intention of any
of its key employees to sever employment arrangements with AIT, and has no knowledge of any plan or intention of any of its principal customers to cancel presently existing contracts or other material business arrangements or relationship with AIT, or to take any other action which would adversely affect the business, operation or anticipated earnings of AIT.

                              (10) There are no controversies pending or
threatened between AIT and any of its employees and AIT has not taken or failed to take any action which would provide a reasonable basis for any such controversy. AIT has complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and AIT is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. AIT has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union in respect of AIT or its employees.

                              (11) The assets to be contributed by AIT pursuant
to the Contribution Agreement include and constitute all of the assets, properties, licenses and other agreements which are presently being used or are related to the operation by AIT of its existing business relating to the processing of fresh corn, other than the agreements of lease by and between AIT and its landlord for the premises in Somis, California occupied by AIT. AIT further represents and warrants that attached hereto as Exhibit E, collectively, is a complete description of its leasehold premises (the "Leasehold Premises") in Somis, California, together with copies of all leases with respect thereto (the "Leases"); that AIT is the named tenant under each of the Leases by assignment from the prior tenants named therein, which assignment has been expressly consented to and accepted by the landlord named therein; that AIT has received affirmative assurances from each landlord named in the Leases that AIT will be permitted to remain fully possessed of the Leasehold Premises for at least two (2) years from the date hereof, as a tenant holding over in accordance with the terms of the Leases; and that AIT has received no notice to vacate or quit the Leasehold Premises or any portion thereof and has no knowledge of any intention of any landlord under any of the Leases to deliver any such notice; and that no demand has been made upon AIT to demolish or destroy any of the structures located on the Leasehold Premises and AIT has no knowledge of any intention on the part of any person or entity entitled to require the demolition thereof, to enforce any rights in that regard.

                              (12) AIT has and expects to continue to have the
authority and resources (including without limitation the necessary capital) to fully consummate in a timely fashion the transactions contemplated by this Agreement and the other documents, instruments and agreements to be executed by and between AIT and the Company concurrent with the execution and delivery of this Agreement (including, without limitation, that certain Fresh Cut Corn Processing Agreement, by and between the Company and AIT).

                              (13) None of the information and documents
furnished by AIT or its representatives to the Company or any other Member of the Company in connection with the execution and delivery of this Agreement is false or misleading in any material respect or contains any material misstatement of fact or omits to state a material fact required to be stated to make the statements therein not misleading. AIT has disclosed to the Company and each of the other Members of the Company all information known to AIT which is material and relevant to the execution and delivery of this Agreement and the formation of the Company as contemplated hereby.

                  B. EPL represents and warrants to AIT and any and all other Members as follows:

                              (1) EPL is a corporation duly organized, validity
existing and in good standing under the laws of the State of Colorado.

                              (2) This Agreement has been duly and validly
executed and delivered by EPL and constitutes the legal, valid and binding obligation of EPL, enforceable in accordance with the terms hereof, and no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental body or agency is or will be necessary or advisable in connection with the execution and delivery by EPL of this Agreement.

                              (3) Neither the execution and delivery of this
Agreement, nor the consummation of the transactions herein contemplated, nor the performance of or compliance with the terms and conditions hereof, will conflict with or result in a breach of or default under any agreement or instrument to which EPL is a party or by which its properties (now owned or hereafter acquired) may be subject or bound.

                              (4) There is no pending or (to its knowledge after
due inquiry) threatened proceeding by or before any court or governmental agency against or affecting EPL which, if adversely decided, would have a material adverse affect on the business, operations or conditions, financial or otherwise, of EPL, or on the ability of EPL to perform its obligations hereunder.

                              (5) EPL has a net worth sufficient to bear the
economic risks of the transactions contemplated hereby, has sufficient knowledge and experience in financial matters to be capable of evaluating the merits and risks of participation in the transactions contemplated hereby.


                                    ARTICLE X
                           NOTICES AND COMMUNICATIONS


10.1. Notices. All notices, demands, requests, calls and other communications required by or permitted under this Agreement shall be in writing (whether or not a writing is expressly required hereby) and shall be directed as follows:

                  A.  If to EPL:     EPL Technologies, Inc.
                                     200 Four Falls Corporate Center
                                     Suite 315
                                     West Conshohocken, PA  19428

                                     ATTN:  President
                                     Telephone No.:  610-834-9600
                                     Facsimile No.:  610-834-7584

                  With a copy to:    Raymond D. Agran, Esquire
                                     Ballard Spahr Andrews & Ingersoll
                                     1735 Market Street, 51st Floor
                                     Philadelphia, Pennsylvania 19103-7599
                                     Telephone No.:  215-665-8500
                                     Facsimile No.:  215-864-8999

                  B.  If to AIT:     Agricultural Innovation & Trade, Inc.
                                     3241 Somis Road
                                     Somis, California 93066
                                     Telephone No.: 805-386-5059
                                     Facsimile No.: 805-386-4389

                  10.2. Change of Address. Any Member may specify a different address by sending to the Company and to each other Member a notice by registered or certified mail of such different address. If the address of the Company is changed, a written notice of such change of address shall be sent by registered or certified mail to each other Member.

                  10.3. Time of Communications. Any notice, demand, request, call or other communication required or permitted to be given or made to a Member, any Manager or to the Company under this Agreement will be deemed given or made on the earlier of: (1) when delivered to or received by such Member, Manager or the Company, as the case may be, at its address, by hand delivery, by overnight delivery service or by facsimile transmission (provided, if by facsimile transmission, such transmission has been followed by an additional delivery sent by registered or certified mail to such Member, Manager or the Company on the same day as the facsimile transmission), or (2) when mailed to such Member, Manager or to the Company, as the case may be, at its address by registered or certified mail, postage prepaid, return receipt requested.


                                   ARTICLE XI
                                  MISCELLANEOUS


                  11.1. Default. If a Member materially defaults in the performance of its obligations under this Agreement, and if such default is not cured within ten (10) days after notice of default is given by any Manager, Executive Officer or other Member to the defaulting Member for a default that can be cured by the payment of money, or within thirty (30) days after notice of such default is given to the defaulting Member for any other default, then the non-defaulting Member shall be entitled to pursue any and all rights and remedies available to them in respect of that default provided, however, that any such claim, demand or exercise of rights or remedies (other than a claim for specific performance which may be brought in a court of competent jurisdiction) shall be pursued in an arbitration proceeding pursuant to Section 11.3. hereof.

                  11.2. Confidentiality. Any proprietary or confidential technical or business information or know how of the Company, or of any Member, which is disclosed to the Company, to any other Member, or to any Manager or Executive Officer in connection with the business and operations of the Company, whether directly or indirectly or pursuant to a contractual arrangement by and between any Member and the Company, including customer lists, contractor lists, marketing methods and plans, data and know-how (including proprietary and confidential information, data and know-how relating to the development, manufacturing and marketing of food processing technology that facilitates the maintenance of integrity of fresh cut corn and corn products, owned by EPL) shall be treated by the Company and by each other Member as the proprietary and confidential information of the disclosing Member or, if the Company is the disclosing party, the proprietary and confidential information of the Company, and will not be disclosed, communicated, divulged, or used, by the Company or the recipient thereof for any purpose or purposes other than in furtherance of the business and affairs of the Company and, in any event, any confidentiality agreement entered into by the Company shall be similarly binding and enforceable as against each Member and their respective officers, agents and employees; provided, however that any such proprietary information may be disclosed to any officer, employee or agent of any Member if and so long as each such individual recipient is bound to the Member by confidentiality obligations no less restrictive than the terms hereof. Each Member does hereby covenant and agree to be fully responsible for the maintenance by its employees, representatives and agents (including the Managers and Executive Officers appointed by it or on its behalf hereunder) of confidentiality as required of each Member hereunder. Notwithstanding the foregoing, no obligation of confidentiality shall relate to any information which is received from a third party who has the right to disclose such information, which is or becomes published or otherwise publicly available without the fault of any Person or Entity bound hereby, or in respect of any Person or Entity who or which is already in the possession thereof as of the date hereof. In addition, any Member may disclose any such confidential information to any governmental or other regulatory authorities to the extent that such a disclosure is required by applicable law, regulation or court order; provided that the disclosing party shall provide written notice to the other parties and sufficient opportunity to object to such disclosure or to request confidential treatment thereof. The obligations of confidentiality hereunder shall be in addition to and shall not preclude, diminish or affect any separate agreement or obligations of confidentiality now or hereafter arising between or among any

Member(s) and the Company, and their respective agents and employees.

                  11.3. Arbitration. Except as otherwise provided under Section
11.6 hereof in respect of any creditor Member, any claim, controversy or dispute arising out of or relating to this Agreement or any interpretation or breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled by submission to final, binding and non-appealable arbitration ("Arbitration") for determination, without any right by any party to a trial de novo in a court of competent jurisdiction, after a twenty-five (25) calendar day waiting period (the "Waiting Period"). During the Waiting Period, the parties shall work reasonably and in good faith and shall use their best efforts to amicably resolve the claim, controversy or dispute. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures, including those for Disclosure and Challenge, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Wilmington, Delaware. The party which does not prevail in the Arbitration shall be responsible for all fees and expenses incurred in connection with the Arbitration, including, without limitation, reasonable attorney's fees. Notwithstanding the foregoing, the parties specifically reserve the right to seek a temporary judicial restraining order, preliminary injunction, or other similar short term equitable relief from a court of law having competent jurisdiction, and grant the arbitration tribunal the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order. No party shall bring a civil action seeking enforcement or any other remedy founded on this Agreement.

                  11.4. Filings. The Members agree that they shall from time to time sign, acknowledge and file any certificates, instruments and documents, as well as amendments thereto, required under the laws of the State of Delaware or any state or other jurisdiction in which the Company is doing or intends to do business in connection with the use of the name of the Company by the Company, including, without limitation, filing of amendments to the Articles of Organization of the Company.

                  11.5. Inspections. Any Member shall have the full right and privilege at any time, at its own cost and expense, to inspect all or any part of Company property.

                  11.6. Members as Creditors. Any Member who is a bona fide creditor of the Company as a lender thereto or by reason of any other debtor/creditor relationship therewith (in each case with the approval of the Management Committee as and to the extent required hereby; and specifically including, without limitation, creditor status arising by reason of the making of any Members' Loan) shall be permitted, in the event of any breach thereof or default thereunder, to take such action and to exercise and pursue such other rights, powers or remedies against the Company and/or against any other obligor, which rights, powers or remedies are available to such Member by law, in equity or by contract; and the taking of any such action, the exercise and pursuit of any such right, power or remedy, and the execution or foreclosure on any Company property in connection therewith, shall each be understood to be for the benefit of the creditor-Member only and shall not be deemed or understood to cause or permit a reconstitution of the Company for the benefit of any other Member.

                  11.7. Independent Ventures. Any Member or any Affiliate of any Member may engage in, or possess interests in, business ventures of any or every nature and description, independently or with others, and whether such ventures are identical in style or purpose with, or directly compete with, the Company or not; and neither the Company nor any Member will have any rights by virtue of this Agreement or the existence of this Company in or to such ventures or to the income or profits derived therefrom or the right to restrict any Member from initiating or pursuing to the fullest extent any such ventures; provided, however, that the foregoing shall not relieve AIT of the obligations of AIT not to compete with the Company contained in that certain Fresh-Cut Corn Processing Agreement, dated on or about hereof, by and between AIT and the Company, nor shall it limit the completion of the contribution by AIT of its existing corn business to the Company pursuant to the Contribution Agreement.

                  11.8. Partial Invalidity. The invalidity or unenforceability of a portion of this Agreement will not affect the validity or enforceability of the remainder hereof.

                  11.9. Governing Law; Parties in Interest. This Agreement will be governed by and construed according to the laws of the State of Delaware, and will bind and inure to the benefit of the Members and each of their respective successors and assigns.

                  11.10. Amendment. This Agreement may be amended only by the unanimous written consent of all Members.

                  11.11. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

                  11.12. Computation of Time. In computing any period of time pursuant to this Agreement, the date of the act, notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or a legal holiday in the State of Maryland, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

                  11.13. Table of Contents; Titles and Captions. The Table of Contents preceding this Agreement and all article, section or subsection titles or captions contained herein are for convenience only and are not deemed part of the context hereof.

                  11.14. Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

                  11.15. Exhibits. The Exhibits attached hereto form a part of this Agreement and each is hereby incorporated herein by reference.

                  11.16. Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding and agreement between the Members, and supersede any prior understandings and agreements between them respecting the subject matter hereof.

                  IN WITNESS WHEREOF, the Members have executed this Agreement, under seal, effective as of the date first above written.

Witness/Attest:                        EPL TECHNOLOGIES, INC., a Colorado
                                       corporation



 /s/ Minos Athanassiadis               By:/s/ Paul L. Devine        (SEAL)
-----------------------                   ------------------------
Name:                                  Name: Paul L. Devine
Title:                                 Title: President


                                       Agricultural Innovation & Trade,
                                       Inc., a California corporation


 /s/ Jim Roberts                       By:/s/ Craig Underwood       (SEAL)
-----------------------                   ------------------------
                                       Name: Craig Underwood
                                       Title: Treasurer/Secretary

                                 EXHIBIT A - 1

                      SCR LLC - WORK PLAN TO DECEMBER 1996


ACTIVITY                            START DATE                 RESPONSIBILITY
--------                            ----------                 --------------

Management team                      Monthly                     MA,JR,KP,VF

Medium Term Plan                     July-September              ALL

Hire sales manager                   August 1                    MA/KP

New account/region development       August on                   New Manager/MA

Corn Fresh Process
Confirmation of initial trial        July 12                     JR/HK/BS

Fabrication of tank                  July 12                     JR/HK/BS

Installation of tank                 August 1                    JR

New Package Development
Overwrap                             August 1                    RW/JL/MA

Bag Concept                          August 1                    RW/JL/MA

Recyclable tray (Trader Joe's)       October 1                   RW/JL/MA

New Product Development
Cobettes                             July 12                     JR/HK

Fresh kernels-initial review         August 1                    WR/JR


                                  EXHIBIT A-2

                                  NEW CORN CO

                           4 YEAR FORECAST 1995-1996

                         INCOME STATEMENT YEAR 2 - 1995
                                                         LAST UPDATE   10-Jul-96

US $             MONTH
                                            JAN      FEB      MAR      APR      MAY      JUN      JUL
                                            1996     1996     1996     1996     1996     1996     1996
SALES                                        $        $        $        $        $        $        $
      CASE %                               20.00%   20.00%   20.00%   20.00%   20.00%   20.00%   20.00%
      PROCESS %                            35.00%   35.00%   35.00%   35.00%   35.00%   35.00%   35.00%
      REV %                                16.00%   16.00%   16.00%   16.00%   16.00%   16.00%   16.00%

VOLUME(CASES-48CT EQUIV)                        0        0        0        0   20,000   27,000   25,000

AVERAGE PRICE/CASE                          $0.00   $10.00    $0.00    $0.00    $7.50    $9.75   $10.00
        % Incr on ply                                                          -34.8%   -37.3%   -21.8%
                                        ---------------------------------------------------------------
VALUE                                           0        0        0        0  150,000  263,250  250,000
                                        ---------------------------------------------------------------
COST OF SALES        Allon %

CORN COST                                       0        0        0        0   81,400  109,890  101,750
HARVEST/TRUCK COST/labor ($0.75/CASE)           0        0        0        0   15,000   20,250   18,750
FACILITY COST
  DEPRECIATION EXPENSE (Per analysis)           0        0        0        0    4,407    4,407    4,407
  RENTAL COST OF EQUIPMENT                      0        0        0        0    2,111    2,111    2,111
  INFRASTRUCTURE RENT                           0        0        0        0    3,104    3,104    3,104
  UTILITIES             Process                 0        0        0        0    4,076    5,502    6,095
  REPAIRS & MAINTENANCE Process                 0        0        0        0    2,144    2,894    2,680
  WASTE DISPOSAL                                0        0        0        0    7,686   10,376    9,607
  LAB TESTING           Process                 0        0        0        0      543      734      679
  FACILITY RENT         Case                    0        0        0        0      456      629      582
  FACILITY MANAGER      Process                 0        0        0        0    1,189    1,605    1,486
  SHIP/RECEIVE CLERKS   Process                 0        0        0        0    1,359    1,834    1,696
  LOADING               Process                 0        0        0        0    1,970    2,659    2,482
  SANITATION            Process                 0        0        0        0    3,569    4,819    4,462
  ADMIN ON SITE         Process                 0        0        0        0      798    1,078      998
CORN FRESH                                      0        0        0        0        0        0        0
PACKING LABOR ($1.55/CASE)                      0        0        0        0   31,000   41,850   38,750
TRAY ($0.59/CASE)                               0        0        0        0   11,800   15,930   14,750
FILM ($0.50/CASE)                               0        0        0        0   10,000   13,500   12,500
BOX/MISC ($0.91/CASE)                           0        0        0        0   18,200   24,570   22,750
                                        ---------------------------------------------------------------
TOTAL COST OF SALES                             0        0        0        0  200,820  267,740  248,520
                                        ---------------------------------------------------------------

GROSS MARGIN                                    0        0        0        0  (50,820)  (4,490)   1,360

                  GM%                         ERR      ERR      ERR      ERR    -33.9%    -1.7%    0.6%

OVERHEAD EXPENSES
ADMINISTRATION COSTS
  Office labor           Rev                  787      787      787      787       787      787     787
  Insurance              Rev                  853      853      853      853       853      853     853
  Accounting/legal       Rev                  253      253      253      253       253      253     253
  Branch Admin salaries  Rev                1,827    1,827    1,827    1,827     1,827    1,827   1,827
  Office equipment       Rev                  353      353      353      353       353      353     353
  Office rent            Rev                  180      180      180      180       180      180     180
  Postage/bank chgs/misc Rev                  167      167      167      167       167      167     167
  Telephone              Rev                  437      437      437      437       437      437     437
                                        ---------------------------------------------------------------
                                            4,857    4,857    4,857    4,857     4,857    4,857   4,897

SELLING COSTS
  Sales/Mktg salaries    Rev                2,720    2,720    2,720    2,720     2,720    2,720   2,720
  Payroll burden                            1,034    1,034    1,034    1,034     1,034    1,034   1,034
  Promotional expense/travel                    0        0        0        0         0        0       0
  Broker fees (2%)                              0        0        0        0     3,000    5,265   5,000
  Corn salesmanager - salary/benefits
    ($100k total cost)                          0        0        0        0         0        0       0
  Packaging/design                              0        0        0        0       500      500     500
                                        ---------------------------------------------------------------
TOTAL OVERHEADS                             8,611    8,611    8,611    8,611    12,111   14,376  14,111
                                        ---------------------------------------------------------------
NET P BIT                                  (8,611)  (8,611)  (8,611)  (8,611)  (62,931) (18,856)(12,731)



US $             MONTH
                                            AUG      SEP      OCT      NOV      DEC          TOTAL
                                            1996     1996     1996     1996     1996         1996
SALES                                        $        $        $        $        $           $
      CASE %                               20.00%   20.00%   20.00%   20.00%   20.00%
      PROCESS %                            35.00%   35.00%   35.00%   35.00%   35.00%
      REV %                                16.00%   16.00%   16.00%   16.00%   16.00%  12,500,000

VOLUME(CASES-48CT EQUIV)                    27,000   30,000   32,500   34,600   10,000     206,100

AVERAGE PRICE/CASE                         $11.00   $13.00   $13.00   $13.50   $14.00      $11.55
        % Incr on ply                       -5.4%    22.2%     5.7%    -2.0%     6.1%       -7.0%
                                        ---------------------------------------------------------------
VALUE                                     297,000  390,000  422,500  467,100  140,000   2,379,650
                                        ---------------------------------------------------------------
COST OF SALES        Allon %

CORN COST                                 109,890  122,100  132,275  140,622   40,700      838,827
HARVEST/TRUCK COST/LABOR ($0.75/CASE)      20,250   22,500   24,375   25,950    7,500      154,576
FACILITY COST
  DEPRECIATION EXPENSE (Per analysis)       4,407    4,407    4,407    4,407    4,407       35,253
  RENTAL COST OF EQUIPMENT                  2,111    2,111    2,111    2,111    2,111       16,884
  INFRASTRUCTURE RENT                       3,104    3,104    3,104    3,104    3,104       24,831
  UTILITIES            Process              5,502    6,114    6,623    7,051    2,038       42,000  120,000
  REPAIRS/MAINTENANCE  Process              2,894    3,216    3,484    3,709    1,072       22,094   63,125
  WASTE DISPOSAL                           10,376   11,528   12,489   13,296    3,843       79,200   79,200
  LAB TESTING          Process                734      815      883      940      272        5,600   16,000
  FACILITY RENT        Case                   629      699      757      806      233        4,800   24,000
  FACILITY MANAGER     Process              1,605    1,783    1,932    2,057      594       12,250   35,000
  SHIP/RECEIVE CLERKS  Process              1,834    2,038    2,208    2,350      679       14,000   40,000
  LOADING              Process              2,658    2,955    3,201    3,408      985       20,300   58,000
  SANITATION           Process              4,819    5,354    5,600    6,175    1,785       36,782  105,092
  ADMIN ON SITE        Process              1,078    1,197    1,297    1,381      399        8,225   23,500
CORN FRESH                                      0        0        0        0        0            0
PACKING LABOR ($1.55/CASE)                 41,850   46,500   50,375   53,630   15,500      319,455
TRAY ($0.59/CASE)                          15,930   17,700   19,175   20,414    5,900      121,599
FILM ($0.50/CASE)                          13,500   15,000   16,250   17,300    5,000      103,050
BOX/MISC ($0.91/CASE)                      24,570   27,300   29,575   31,485    9,100      187,551
                                        -----------------------------------------------------------
TOTAL COST OF SALES                       267,740  296,420  320,320  340,396  105,221    2,047,276
                                        -----------------------------------------------------------

GROSS MARGIN                               29,260   93,580  102,180  126,704   34,779      332,574  332,574

                 GM %                        9.9%    24.0%    24.2%    27.1%    24.8%        14.0%

OVERHEAD EXPENSES
ADMINISTRATION COSTS
  Office labor           Rev                  787      787      787      787       787        9,440  59,000
  Insurance              Rev                  853      853      853      853       853       10,240  64,000
  Accounting/legal       Rev                  253      253      253      253       253        3,040  19,000
  Branch Admin salaries  Rev                1,827    1,827    1,827    1,827     1,827       21,920 137,000
  Office expenses        Rev                  353      353      353      353       353        4,240  26,500
  Office rent            Rev                  180      180      180      180       180        2,160  13,500
  Postage/bank chgs/misc Rev                  167      167      167      167       167        2,000  12,500
  Telephone              Rev                  437      437      437      437       437        5,248  32,800
                                        -----------------------------------------------------------
                                            4,857    4,857    4,857    4,857     4,857       58,288

SELLING COSTS
  Sales/Mktg salaries    Rev                2,720    2,720    2,720    2,720     2,720       32,640 204,000
  Payroll burden                            1,034    1,034    1,034    1,034     1,034       12,403  77,520
  Promotional expense/travel                    0        0        0        0         0            0  24,000
  Broker fees (2%)                          5,940    7,800    8,450    9,342     2,800       47,597  24,000
  Corn salesmanager - salary/benefits
    ($100k total cost)                          0        0        0        0         0            0 100,000
  Packaging/design                            500      500      500      500       500        4,000
                                        -----------------------------------------------------------
TOTAL OVERHEADS                            15,051   16,911   17,561   18,453    11,911      154,928 154,928
                                        -----------------------------------------------------------
NET P BIT                                  14,209   76,699   84,618  108,251    22,868      177,645 177,640

                                                                       EXHIBIT B

                               STATE OF DELAWARE

                            CERTIFICATE OF FORMATION

                                       OF

                                 NEWCORNCO LLC


FIRST:   The name of the limited liability company is NewCornCo LLC (the
"Company").

SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

THIRD:   The latest date on which the Company is to dissolve is May 30, 2026.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 18th day of July, 1996.


                                             EPL TECHNOLOGIES, INC.



                                             By: /s/ Paul L. Devine
                                                 ---------------------------
                                             Name:    Paul L. Devine
                                             Title:   President

                                             Authorized Person

                                                                       EXHIBIT C

                       CONTRIBUTION AND EXCHANGE AGREEMENT

         THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") dated as of ______________ ___, 199__ is made by and between AGRICULTURAL INNOVATION & TRADE, INC., a California corporation ("Contributor"), and NEWCORNCO LLC, a Delaware limited liability company ("Transferee"). Contributor and Transferee may be referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

         A. Contributor and EPL Technologies, Inc., a Colorado corporation ("EPL"), are parties to a certain Operating Agreement of NewCornCo LLC, dated as of even date herewith (the "Operating Agreement"), pursuant to which the Contributor and EPL have agreed to form, and become members of, the Transferee.


         B. Pursuant to Section 3.2 of the Operating Agreement, Contributor has agreed to make a certain initial Capital Contribution to the Transferee in exchange for a forty-nine percent (49%) Participation Percentage in the Transferee (the "AIT Interest").


         C. Transferee and Contributor now desire to set forth the terms and conditions of the contribution transaction.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties to this Agreement do hereby mutually covenant and agree as follows:

         1.       Contribution and Exchange.

                  1.1 Conveyance. Contributor hereby irrevocably contributes, conveys, transfers and assigns to Transferee in exchange for the Consideration (as defined in Section 1.2) all of Contributor's right, title, and interest in and to the property, tangible and intangible, of Contributor described on Exhibit A hereto (collectively, the "Contributed Property"). It is expressly understood and agreed that the contributed Property includes, not only tangible property and equipment, but also all intangibles and other property, including books, records, customer lists, goodwill, know-how and the like, relating to Contributor's heretofore ongoing business of producing, purchasing or otherwise acquiring, and manufacturing, processing and marketing, fresh (i.e. other than canned or frozen) corn.

                  1.2 Evidence of Transfer. The conveyance of the Contributed Property as set forth herein shall be evidenced by this Agreement and by a Bill of Sale, the form of which is attached hereto as Exhibit B, to be simultaneously executed herewith and delivered to Transferee. Contributor's conveyance of the Contributed Property is absolute and irrevocable, and Contributor hereby relinquishes all rights with respect to the Contributed Property, and expressly acknowledges that it has no further right to sell, pledge, or otherwise dispose of the Contributed Property.

                  1.3 Consideration. In exchange for Contributor's contribution of the Contributed Property to Transferee, Transferee hereby issues to Contributor the AIT Interest (the "Consideration").

                  1.4 Treatment as Contribution. The conveyance to Transferee set forth in this Agreement shall constitute a "Capital Contribution" pursuant to Article III of the Operating Agreement of NewCornCo LLC and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended.

         2.       Representation and Warranties of Contributor.

         Contributor hereby represents and warrants to Transferee as follows:

                  2.1 Organization, Power, Authority and Qualification. Contributor is a corporation duly organized, validly existing and in good standing under the laws of California and has the requisite power and authority to carry on its business as it is now being conducted and to consummate the transactions contemplated by this Agreement. Contributor is qualified to do business and is in good standing in each state in which the Contributed Property is located, if such qualification is required by applicable law. Contributor has delivered to Transferee true and correct copies of its organizational documents and a complete and accurate list of its stockholders and directors.

                  2.2 Authority Relative to This Agreement. All actions of Contributor necessary to authorize the execution, delivery and performance of this Agreement by Contributor have been taken, and no other proceedings are necessary to authorize the execution and delivery by Contributor of this Agreement and the consummation by Contributor of the transactions contemplated hereby.

                  2.3 Compliance With Other Instruments; No Breach or Default. Except for the waivers, consents and permissions provided by Contributor to Transferee (collectively, the "Consents"), neither the execution and delivery of this Agreement by Contributor nor the consummation by Contributor of the transactions contemplated hereby, nor compliance by Contributor with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the charter or bylaws of Contributor or applicable corporate law,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, easement, restriction or other instrument or obligation to which Contributor is a party or by which Contributor or the Contributed Property may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Contributor or the Contributed Property.

                  2.4 Binding Obligation. This Agreement has been duly and validly executed and delivered by Contributor to Transferee and constitutes a valid and binding agreement of Contributor, enforceable against Contributor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  2.5 Title. Contributor has good and marketable title to the Contributed Property, and neither the Contributed Property, nor any part, portion or item thereof, is subject to any imperfections in title, lien, mortgage, encumbrance, pledge, claim, charge, option, defect, preferential purchase rights or other encumbrances (collectively referred to herein as "Liens").

                  2.6 Insurance. Contributor currently has in place fire, casualty, hazard and other reasonably required insurance coverage with respect to the Contributed Property. Each of its insurance policies with respect to the Contributed Property is in full force and effect and all premiums due and payable thereunder have been fully paid when due.

                  2.7 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Contributor's knowledge, threatened against Contributor, or any properties or rights of Contributor, or against the Contributed Property, before any court or administrative, governmental or regulatory authority or body, domestic or foreign. Neither Contributor nor the Contributed Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations).

                  2.8 Taxes. All tax or information returns required to be filed on or before the date hereof by or on behalf of Contributor have been filed through the date hereof in accordance with all applicable laws, and there is no action, suit or proceeding pending against, or with respect to, Contributor or the

Contributed Property in respect of any tax, nor is any claim for additional tax asserted by any such authority; and all taxes required to be paid by Contributor as of the date hereof have been paid.

                  2.9 Condition of Contributed Property. There is no material defect in the physical condition of the Contributed Property and all items of equipment and machinery comprising the Contributed Property is in good working order, ordinary wear and tear expected, and fit for the purpose or purposes for which designated.

                  2.10 Disclosure. No representation or warranty by the Contributor in this Agreement or any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any schedule delivered pursuant hereto, contains any untrue statement of material fact or omits or will omit any material fact necessary in order to make the statements contained herein or therein not misleading.

         3. Transfer Taxes and Recording Fees. Transferor shall pay for the cost of and any all sales taxes, real property transfer taxes, documentary stamps and any and all recording or other taxes and fees of any kind or nature whatsoever associated with the consummation of the transactions contemplated hereby.

         4.       Indemnification.

         Contributor hereby covenants and agrees to indemnify and hold harmless the Transferee for any breach by Contributor of any representations or warranties made hereunder. The representations and warranties set forth herein shall survive for one year following the Closing, and the amount of Participation Percentages received in exchange for the Contributed Property shall be subject to acquisition by the Transferee as payment for breaches of such representations and warranties, or the enforcement of such indemnity.

         5.       Notices.

                  5.1 Whenever any Party hereto shall desire to give or serve any notice, demand, request, approval or other communication, each such communication shall be in writing and shall be personally, by telecopy, by messenger or by mail, postage prepaid, addressed as set forth below:

                           If to Transferee:

                           NewCornCo LLC
                           c/o EPL Technologies, Inc.
                           200 Four Falls Corporate Center
                           Suite 315
                           West Conshohocken, Pennsylvania  19428
                           Telephone No:  610-834-9600
                           Facsimile No:  610-834-7584
                           Attn:  President

                           If to Contributor:

                           Agricultural Innovation & Trade, Inc.
                           3241 Somis Road
                           Somis, California  93066
                           Telephone No: 805-386-5059
                           Facsimile No: 805-386-4389
                           Attn:  President

                  5.2 Service of any such communication shall be deemed made on the date of actual receipt at such address (on the date that receipt is refused). Any Party hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

         6.       Miscellaneous.

                  6.1 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of choice of law or conflict of law.

                  6.2 Attorneys' Fees. In the event of any litigation between Transferee and Contributor concerning the transactions contemplated hereby, the prevailing party shall be entitled to reasonable attorneys' fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all reasonable attorneys' fees incurred in good faith.

                  6.3 Counterparts. This Agreement may be executed by Transferee and Contributor in counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

                  6.4 Assignment. This Agreement may not be assigned by either Party, in whole or part, whether by operation of law or otherwise, without the prior written consent of the Contributor (if the assignor is the Transferee) or the Transferee (if the assignor is the Contributor), which consent shall not be unreasonably withheld (provided that Transferee shall be permitted to assign its rights hereunder to any affiliate).

                  6.5 Benefit of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No person other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties hereto or their permitted successors and assigns. The covenants and agreements set forth in this Agreement shall be solely for the benefit of the Parties hereto and their permitted successors and assigns.

                  6.6 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any Party.

                  6.7 Headings. The table of contents and the section headings used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, this Agreement has ban executed as of the day and year first written above.

                                       CONTRIBUTOR:

                                       AIT, INC.


                                       By: /s/ Craig Underwood       (SEAL)

                                       Name:
                                       Title:

                                       TRANSFEREE:

                                       NewCornCo LLC, a Delaware limited
                                       liability company

                                       By:                            (SEAL)
                                       Name:   Paul L. Devine
                                       Title:  Manager

                                   EXHIBIT A

                                     ASSETS


NEW CORN CO.                                                           7/8/96
EXPANDED ASSET LIST                                                    PAGE 1


HOPPERS

     Two infeed hoppers are built of mild steel with a galvanized product contact area. The hoppers were fabricated by Nick and Son welding of Oxnard California. Both hoppers are constructed to allow a bin of corn to be lifted with a forklift and rotated over the receiver. A twenty four inch conveyor then elevates the corn to the individual corn husker which it serves.
S/N: N/A ID: F033 VALUE: $21,500

HUSKERS

     Two four lane corn huskers originally built by Hughes Manufacturing of Columbus, Wisconsin for the canning industry were purchased used by Underwood Ranches. Both machines have been reconditioned to factory specification or modified to allow the husking of fresh market sweet corn. The huskers are fitted with a distribution conveyor which receives product from the in feed hoppers and an oscillating feed pan which distributes product to the husking bed.

S/N: 79-9008-03, 79-9008-05   ID: QUOTE 5138-96.5 F030, F032
VALUE: $32000

TRANSITION CONVEYOR

     The transition conveyor is of all stainless steel construction with food grade belting for product transfer. The conveyor was originally built by Dave's Welding Service of Ventura, California. The conveyor is used for the initial grading of corn and to transfer product from the corn huskers to the rotary grading table which services the butt cutters.
S/N: N/A  ID: QUOTE 12-8-95 #3  VALUE: $8500

ROTARY GRADING TABLE

     Constructed of stainless steel the rotary table is four feet in diameter. Turning at five revolutions per minute the table serves as a surge between the corn huskers and the butt cutters and as a secondary inspection point for product. The table was fabricated by Nick and Son welding.
S/N: N/A  ID: INVOICE 2197  VALUE: $2976

BUTT CUTTERS

     Butt cutter number one was originally built by Sunshine Systems of Boulder, Colorado. This saw became the design vehicle for saw number two. Saw number one in it's current form is a single lane saw setup to cut larger ears of corn for three ear packs. The saw is of all stainless steel construction with food grade interlock belting used to transfer the product.
S/N: N/A  ID: F010  VALUE: $10900

NEW CORN CO.
EXPANDED ASSET LIST                                                    PAGE 2




BUTT CUTTERS  (CONTINUED)

     Machine number two is a two lane saw built using all stainless steel construction and food grade interlock belting. Saw number two was fabricated at Underwood Ranches shop in Somis, California. The primary function of saw number two is to cut ears for the four pack corn, however this machine is built to make quick configuration changes to allow for variations in daily sales.
S/N: N/A  ID: N/A  VALUE: $30100

PACKING LINE

     Final grading and packing are performed on the packing line. The all stainless steel conveyor is built to enable four people to pack corn at any one time. Corn is carried on the two foot wide belt and placed into the appropriate tray by the packers. Trays of corn are then accumulated on a roller conveyor which acts as a product surge between packing and the overwrap machines. This machine was built by Dave's welding service.
S/N: N/A  ID: QUOTE 12-08-95 #1  VALUE: $6000

WRAPPING MACHINES

     Overwrapping is accomplished by two Exact 815 automatic overwrap machines. The overwrap machines were built by Exact Equipment of Levittown, Pennsylvania. The machines have the ability to wrap trays as large as a 10x14 with registered or continuous print film. Mechanically these machines meter film off rolls, pull it over a package which is then pushed through the film at which time the remainder is folded and sealed underneath the package.
S/N: D93F1044, D95D1929   ID: F011, F027, F029   VALUE: $57000

TRASH SYSTEM

     The trash system begins in the packing house with a one foot by twenty five foot conveyor which accumulates trash from both butt cutters and the packing table. This conveyor delivers mostly ears or pieces of ears to a grinder for reduction. Conveyor number one was built by Nick and Son welding. The reduction grinder is a modified Bearcat built by Bearcat Manufacturing modifications were done at Underwood ranches shop. Functionally this machine reduces the volume of material which needs to be hauled away from the facility. Directly after the grinder a combination of two three foot wide conveyors and a two by seventy foot conveyor built by Nick and Son welding deliver waste from the corn huskers to a waiting truck for disposal.
S/N: N/A  ID: QUOTE 12-8-95 #2. QUOTE 2-15-96 #2 TWO QUANTITY, #5 & E032
VALUE: $30000

NEW CORN CO.
EXPANDED ASSET LIST                                                    PAGE 3




MECHANICAL SYSTEMS & ENGINEERING

     The corn line which is made up of the above listed components is served both by electricity and water. Plumbing has been done with schedule forty galvanized steel pipe. Water is needed by the corn huskers and the but cutters as well as for general sanitation.

     Wiring has been done using rigid conduit and water tight seals in combination with Nema-4 control panels and switches. All motors are TEFC or TENV with wash down capability. Control switching uses IEC contactors and overload relays safety interlocks have been incorporated at potential pinch points. An emergency shut off system is accessible from all parts of the line.
VALUE: $84000

NISSAN FORKLIFT

     The transfer of bulk product to the corn processing line is accomplished with a propane powered forklift. The Nissan Enduro 35 forklift is rated at 3500 lbs lifting capacity. The forklift is equipped with a rotator which allows bins of bulk corn to be turned upside down into the infeed hoppers. Finished corn is transferred to the holding cooler or truck in the same manner.
S/N: P35KLP   ID: E020   VALUE: $24500

[PROVIDED, HOWEVER, that certain of the items described above (as further indicated on the Schedule of Leases attached hereto as Exhibit 1) are leased to Agricultural Innovation and Trade, Inc. ("Contributor") and, to the extent so leased, a leasehold interest is being conveyed therein.]

TOGETHER WITH, each and every of the following, to the extent heretofore used or otherwise relating to or beneficial to Contributor's business of growing, causing to be grown, purchasing or otherwise acquiring, and processing, marketing and selling, fresh corn or corn products (the "Business"):

      (i) all procedure manuals, customer lists, advertising or promotional literature or brochures, databases, know-how, computer software and any confidential information which has been reduced to writing or any other media relating to or arising out of the Business or the operation thereof;

      (ii) contact lists and other lists relating to customers or potential customers;

      (iii) all rights (but none of the obligations) under all material agreements of the Contributor in any way arising out of or relating to the Business or the operation thereof.

      (iv) all know-how and good will, tangible or intangible, arising from or relating to the Business or the operation thereof;

      (v) for so long as the Contributor remains a member of the Transferee, the exclusive royalty-free right and license to the use of the trademark "Somis Creek Ranches", together with design, and any other trademarks or trade names of Contributor, for use by the Transferee in connection with the Transferee's business, now or hereafter existing, relating to the purchasing or otherwise acquiring, and processing, marketing and selling, fresh corn and corn products.

                               SCHEDULE OF LEASES
                               ------------------

                             EXHIBIT 1 TO EXHIBIT A
                             ----------------------



                      Prepared by UNDERWOOD RANCHES 8/1/96

           New Corn Co. LLC - Leases to be transferred from AIT, Inc.

----------------------------------------------------------------------------------------------------------------------
Contract                                                 Est Due     Est          Total
Number     Description                 Date     Cost      Pmts     Residual    Liability      Calculation
----------------------------------------------------------------------------------------------------------------------
528693     Husking Line, conveyors    7/26/95   15,000    14,042     1,500       15,542     9'390.86'4 years

529350     Two Conveyors              8/14/95   10,555     7,849         1        7,850     9'436.06'2 Years

----------------------------------------------------------------------------------------------------------------------
510412     Combo Cutters              4/29/93   10,888     4,730     1,039        5,819     60 months, 36 pd @ 214.99
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
6007023    Stretch Wrap 1              5/7/93   27,780    12,582     2,778       15,640     60 months, 36 pd @ 534.64
----------------------------------------------------------------------------------------------------------------------

527914     Stretch Wrap 2             5/27/93   27,465    25,457     2,746       28,203     60 months, 14 pd @ 553.41

----------------------------------------------------------------------------------------------------------------------
518950     Nissan Forklift            6/10/94   21,486     7,843     2,149        9,992     36 months, 24 pd @ 653.62
----------------------------------------------------------------------------------------------------------------------

                                              $113,172   $72,783   $10,283      $83,046
                                             ============================================

                                   EXHIBIT D

                                PRICES AND TERMS


         The total Company valuation in relation to the calculation of the purchase price payable under Section 7.6D shall be calculated as six (6) times the earnings before tax ("EBT") of the Company. EBT shall be the average of the EBT from the audited financial statements of the Company for the three complete calendar years (or if financial statements for three complete calendar years are not available, as many calendar years as are available) prior to the date the price is calculated. The purchase price payable will then be the respective share of the total Company valuation.



         For these purposes, the term "EBT" shall be determined in accordance with generally accepted accounting principles (with revenues being recognized as services are performed or products delivered), and shall be taken from the audited financial statements of the Company. Interest shall include any interest charged on any outstanding loans made to, or other indebtedness incurred by, the Company.



         In the event that the above calculation cannot be made for any reason, or in the event that the above calculation produces a purchase price less than the share of net assets indicated by the percentage share of the Company to be so purchased, then the purchase price payable will be equal to the value of the percentage share of the net assets of the Company.

                                                                       EXHIBIT E

                                  DESCRIPTION

That portion of Rancho Calleguas, in the City of Camarillo, County of Ventura, State of California, according to the United States Patent thereof, described as follows:

Beginning at a point in line No. 7 of Rancho Calleguas, distant South 40 degree 30 feet West 42.54 chains from Corner No. 7 as located in the Final Survey of said Rancho, said point of beginning being the most Westerly corner of the land conveyed to Fredric Aggen, by deed recorded November 8, 1911, in Book 131, Page 387 of Deeds; thence,

1st: South 40 degrees 30 feet West 33.40 chains along said Line No. 7 to the most Westerly corner of the land conveyed to Michael Flynn by deed recorded February 2, 1893, in book 38, Page 208 of Deeds; thence,

2nd: South 49 degree 30 feet East 46.30 chains to the most Southerly corner of the land to conveyed to Michael Flynn; thence,

3rd: North 58 degree 30 feet East 23.10 chains to the most Easterly corner of the land conveyed to J. B. Palin by deed recorded February 2, 1893, in Book 38, Page 207 of Deeds; thence,

4th: North 17 degree West 21.24 chains to the most Southerly corner of the land so conveyed to Fredric Aggen; thence,

5th: North 79 degree 30 feet West 35.54 chains to the Point of Beginning.

EXCEPT that portion thereof conveyed to Southern Pacific Railroad Company, a corporation,by deed recorded September 1, 1899, in Book 59, Page 348 of Deeds.

ALSO EXCEPT an undivided one-half (1/2) interest in all oil, gas, other hydrocarbon substances and minerals in and under said real property below a depth of five hundred (500) feet, without the right of surface entry, as reserved by Donald M. Pitts and Harvey Les Pitts in deed recorded December 31, 1979 as Instrument No. 144767, in Book 5570, Page 490 of Official Records.

ALSO excepting and reserving unto the Grantor, as a mineral interest and not as a royalty interest, an undivided one-quarter (1/4) interest in all gas, hydrocarbons and associated substances, in, under, or produced and saved from the aforedescribed property, but without the right of entry to the surface of said property or the top 500 feet of the subsurface of said property for the purpose of exploring for, developing, and removing such oil, gas, hydrocarbons and associates substances.

                            UNDERWOOD ROW CROP LEASE
                        OF CAMARILLO CITY RANCH PROPERTY


        THIS UNDERWOOD ROW CROP LEASE OF CAMARILLO CITY RANCH PROPERTY ("Underwood Lease") is entered into, effective as of October 1, 1991, on the one hand, by Security Trust Company, a California corporation, as Trustee under that certain Promissory Trust No. 1699 dated August 20, 1987 ("Landlord") and, on the other hand, by Los Posas Valley Ranches, Inc., a California corporation, dba Underwood Ranches ("Tenant"), with reference to the following facts:

                                     Facts:

        A. The Farm Property - This Underwood Lease covers certain portions of the Camarillo City Ranch. The Camarillo City Ranch is located in Camarillo, California at the north side of the termination of Flynn Road. The first portion of the Camarillo City Ranch covered by this Underwood Lease, consists of 56 acres, more or less, of farmable row crop land located on the Camarillo City Ranch. Said row crop land is hereinafter called "the Farm Property."

        B. The Butler Building - The second portion of the Camarillo City Ranch covered by this Underwood Lease is that certain building located on Camarillo City Ranch commonly known as and hereinafter called the "Butler Building."

        C. Prior Lease - The Farm Property and the Butler Building were leased to Tenant pursuant to the terms and conditions of that certain Lease, dated as of April 4, 1990, between Landlord and Tenant (the "Prior Lease"). The Prior Lease expired on April 4, 1991, and since that time, Tenant has been renting the Farm Property and the Butler Building from Landlord on a month-to-month basis.

        D. Purpose - On the terms, and subject to the conditions of this Underwood Lease, Landlord and Tenant are entering into a new lease for the Farm Property and the Butler Building.

           IN VIEW OF THE FOREGOING FACTS, Landlord and Tenant agree:

                                   Agreement

        1. Lease of the Farm Property - On the terms and subject to the conditions of this Underwood Lease, Landlord hereby leases the Farm Property to Tenant and Tenant hereby hires the Farm Property from Landlord.

        2. Lease of the Butler Building - On the terms and subject to the conditions of this Underwood Lease, Landlord hereby leases

                                   EXHIBIT E
the Butler Building to Tenant and Tenant hereby hires the Butler Building from Landlord.

        3. Term of Farm Property Lease - The term of Landlord's lease and Tenant's hiring of the Farm Property commences October 1, 1991 and terminates on the earlier of: (a) September 30, 1994 or (b) on such earlier date as may be required by the terms of this Underwood Lease.

        4. Term of Butler Building Lease - The term of Landlord's rental and Tenant's hiring of the Butler Building commences October 1, 1991 and terminates on the earlier of: (a) September 30, 1994 or (b) on such earlier date as may be required by the terms of this Underwood Lease.


        5. Rent for Farm Property - The rent for the Farm Property is $39,200.00 per year, payable, in advance, in equal quarterly installments of $9,800.00. The first quarterly installment shall be paid on October 1, 1991; the remaining quarterly installments shall be paid in advance on the first day of each January, April, July and October during the term of this Underwood Lease.


        6. Rent for Butler Building - The rent for the Butler Building is $1,054.08 per month, payable, in advance, on the 1st day of each month commencing October 1, 1991. Commencing October 1, 1992, the rent for the Butler Building shall be $1,106.78 per month, payable in the aforesaid fashion. Commencing October 1, 1993, the rent for the Butler Building shall be $1,162.12 per month, payable in the aforesaid fashion.

        7. Payment - Tenant shall pay the rent for the Farm Property and the Butler Building and all other amounts due from Tenant by the terms of this Underwood Lease, without deduction or offset, to Landlord at such place or places as Landlord may select from time to time. Until otherwise directed by Landlord, Tenant's payments shall be made to Ag Land Services, Post Office Box 1, Somis, California 93066.

        8. Use - Tenant shall only use the Farm Property for the purpose of raising and harvesting row crops. No other use of the Farm Property shall be made without Landlord's prior written consent. Tenant shall only use the Butler Building for the purpose of processing lettuce and/or other row crops. No other use of the Butler Building shall be made without Landlord's prior written consent.

        9. Farming Practices - Tenant shall, at Tenant's sole expense, plant, cultivate, and harvest the Farm Property in accordance with the best agricultural practices employed for similar properties located in Ventura County, California. Without limiting the generality of the foregoing, Tenant shall supply all farming equipment required for the Farm Property, including surface irrigation pipelines; Tenant shall maintain and repair all irrigation pipelines; Tenant shall use ample fertilizer and pest controls to avoid depletion of the soil or losses caused by vermin, insects, and pestilences; Tenant shall carry State Compensation Insurance on all Tenant's hired help and, except as herein provided, Tenant shall pay all costs and expenses arising from or connected with Tenant's activities on or about the Farm Property.

        10. Maintenance of Butler Building - During the term of Tenant's rental of the Butler Building, Tenant shall at all times repair and maintain the Butler Building and all parts thereof in a first class condition at Tenant's sole cost and expense.

        11. Governmental Requirements and Waste - At all times during the applicable term of Tenant's lease of the Farm Property and/or the Butler Building, Tenant shall, at Tenant's sole expense, comply with all governmental laws and regulations relating to the appropriate property and the activities thereon conducted by Tenant and Tenant's employees, contractors, and invitees. Tenant shall not commit, or permit others to commit, any waste or nuisance or other act which disturbs the quiet enjoyment of any other person.

        12. Hazardous Materials - At all times during the applicable term of Tenant's lease of the Farm Property and/or the Butler Building, Tenant shall prevent all persons and entities from using, generating, manufacturing, storing or disposing of, on, under, or about the appropriate property or transporting to or from the appropriate property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials ("Hazardous Materials"). For the purpose of this Underwood Lease, Hazardous Materials includes, but is not limited to, substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Acts, 42 U.S.C. Section 6901 et seq.; and those substances defined as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations adopted and publications promulgated pursuant to said laws.

        13. Surrender of Farm Property - On expiration or sooner termination of the Farm Property portion of this Underwood Lease, Tenant shall peaceably yield possession of the Farm Property to Landlord in a twice diced and clean condition, free of all debris, trash, weeds, hazardous materials, and all other foreign materials and substances.

        14. Surrender of Butler Building - On expiration or sooner termination of the Butler Building portion of this Underwood

Lease, Tenant shall peaceably yield possession of the Butler Building to Landlord in the condition in which it was received or in such improved condition as may have resulted from Tenant's use thereof.

     15. Removal of Butler Building -- At Landlord's sole written election, Landlord may force Tenant to remove the Butler Building from the Camarillo City Ranch Property. Landlord may make said election at any time after giving the Butler Building Termination Notice pursuant to Paragraph 28B below, or within one year following expiration or earlier termination of the term of the Butler Building portion of this Underwood Lease by written notice to Tenant ("Removal Notice"). If Landlord does so elect, Tenant shall cause the Butler Building to be removed from the Camarillo City Ranch Property. Said removal shall occur on or before the date specified in Landlord's Removal Notice, which date may not be prior to the termination date for the Butler Building portion of this Underwood Lease specified in the Butler Building Termination Notice delivered pursuant to Paragraph 28B below. Said removal shall occur at Tenant's sole cost and expense in accordance with all applicable governmental rules and regulations complied with by Tenant at Tenant's sole cost and expense. As a part of said removal, Tenant shall cause the property on which the Butler Building is now located and the immediately adjoining property to be cleared of all foundations, structures, debris and hazardous materials of every kind or nature at Tenant's sole cost and expense in compliance with all applicable governmental rules and regulations adhered to by Tenant at Tenant's sole cost and expense. If Landlord elects to force Tenant to remove the Butler Building, the Butler Building and all other items Tenant removes (in accordance with the terms of this paragraph) from the Camarillo City Ranch, shall only be Tenant's property from and after the removal date.

     16. Abandoned Property -- At expiration or sooner termination of the Butler Building portion of this Underwood Lease, Landlord may remove any of Tenant's machinery, equipment, trade fixtures, or personal property thereon located at Landlord's sole option and at Tenant's sole expense and/or Landlord may sell or otherwise dispose of all or any part of said property in any manner Landlord deems appropriate without liability to Tenant or others. At expiration or sooner termination of the Farm Property portion of this Underwood Lease, Landlord may remove any of Tenant's machinery, equipment, trade fixtures, or personal property thereon located at Landlord's sole option and at Tenant's sole expense and/or Landlord may sell or otherwise dispose of all or any part of said property in any manner Landlord deems appropriate without liability to Tenant or others.

     17. Holding Over -- If Tenant remains in possession of the Farm Property and/or the Butler Building following expiration or sooner termination of this Underwood Lease (or any portion thereof), Tenant's continued possession of the Farm Property and/or the Butler Building shall constitute a tenancy at sufferance which shall not act as a renewal of this Underwood Lease for any additional period pursuant to California Civil Code
Section 1161(2). During Tenant's continued possession of the Farm Property, the applicable terms and conditions of this Underwood Lease shall apply except Tenant's rent for said continued possession shall be computed and paid monthly, in advance, on the first day of each month during said continued possession at the rate of $4,900.00 per month without adjustment for partial months, if any. During Tenant's continued possession of the Butler Building, the applicable terms and conditions of this Underwood Lease shall apply except Tenant's rent for said continued possession shall be $2,324.24 per month without adjustment for partial months, if any. This paragraph shall not be interpreted to prevent Landlord from causing Tenant to immediately vacate the Farm Property and/or the Butler Building on expiration or sooner termination of their respective terms.


         18. Irrigation Water and Flooding - Landlord does not warrant the quality or quantity of the water available from any source will be suitable or sufficient for Tenant's use and Landlord does not warrant or represent that the Farm Property and/or the Butler Building will not flood. Tenant hereby waives all rights Tenant may otherwise have to recover from Landlord for any damages to Tenant's crops, machinery, equipment and other property caused by flooding, or leaks, or lack of water or contaminated water or otherwise.

         19. Tenant's Use of Irrigation Water from Well - Tenant is familiar with the water well located on property Landlord has leased to others. Tenant is satisfied that said well is in good working order and has sufficient capacity to irrigate both the Farm Property and the adjacent lemon orchards. Tenant may use the water well to irrigate the Farm Property. In connection with Tenant's use of the water well, Tenant shall keep a log of the hours Tenant uses the water well and Tenant shall reimburse Landlord for Tenant's use of the water well by paying Landlord a portion of all costs of maintaining and operating the water well, including electricity costs and standby fees, equal to a fraction, the numerator of which is Tenant's hours of use of the water well during the applicable period and the denominator of which is the total hours of use of the water well during the applicable period. If the Farm Property and the adjacent lemon orchards both need water at the same time, the orchard's water needs shall be served first. Consistent with good farming practices, Landlord will attempt to cause the orchards to be irrigated at a time and in a manner compatible with Tenant's water needs. If the water well consistently fails to produce water sufficient for Tenant's reasonable needs, Tenant may, by written notice to Landlord, terminate the Farm Property and/or

Butler Building portion of this Underwood Lease effective as of the date Landlord receives said notice, or at Tenant's option, effective as of any later date specified in the notice. If Tenant elects to so terminate all or any portion of this Underwood Lease, Landlord shall forthwith refund the unearned rent for the property which is covered by Tenant's termination notice. Landlord is not obligated to repair or replace the water well; Landlord is not liable for (and Tenant shall not be entitled to any rent abatement with respect to) any crop or other damages suffered by Tenant by reason of any use or abuse of the water well and/or by reason of any water shortage and/or by reason of contaminated water or otherwise.

     20. Waiver -- As a material part of this Underwood Lease, Tenant hereby waives all claims and causes of action against Landlord and/or Landlord's other tenants for personal injuries to Tenant and Tenant's employees, contractors, guests and invitees and/or for damages to any equipment, crops, and/or property arising from or in any way connected with the Farm Property and/or the Butler Building and/or by reason of Landlord's and/or any other tenant's use of the water well or any activities conducted by Landlord and/or Landlord's other tenants on the Farm Property and/or the Butler Building and/or the Camarillo City Ranch Property. This waiver covers all causes of action arising at any time, including, but not limited to, claims for damages arising out of the acts or omissions of Landlord and/or its tenants, agents, employees, and contractors.

     21. Indemnification -- As a material part of this Underwood Lease, Tenant hereby indemnifies and holds Landlord and Landlord's other tenants harmless from any and all claims, causes of action, suits, proceedings, losses, expenses, damages, and liability, including attorney's fees and costs, arising out of or in any way connected with the Farm Property and/or the Butler Building and/or resulting from Tenant's use, possession, or operation of the Farm Property and/or the Butler Building.

     22. Insurance -- Tenant shall, at Tenant's sole cost and expense, either naming Landlord as an additional insured or as a co-insured, maintain public liability insurance in the minimum amount of $500,000.00 for loss from an accident resulting in bodily injury to or death of one person with an aggregate amount of $1,000,000.00 per accident and $100,000.00 for loss from an accident resulting from damage to or destruction of property. Tenant shall furnish Landlord with a Certificate of Insurance issued by an insurance company licensed to do business in the State of California showing Tenant is insured for the foregoing amounts and Landlord is covered by said insurance. Each such policy of insurance shall provide for at least ten days prior written notice to Landlord given by the insurance company before the insurance company alters, amends, cancels, or allows the policy to expire. Said insurance does not limit Tenant's liability under this Underwood Lease.

     23. Property Taxes -- All property taxes assessed on the Farm Property and/or the Butler Building and all personal property taxes attributable to Landlord's personal property, if any, situated on the Farm Property and/or the Butler Building shall be paid by Landlord. All other property taxes assessed during the term of this Underwood Lease shall be paid by Tenant including, but not limited to, personal property taxes attributable to Tenant's equipment and/or personal property used on the Farm Property and/or personal property used in the Butler Building and/or Tenant's crops.

     24. Alterations and Mechanic's Liens -- Tenant shall not make any alterations to the Farm Property and/or the Butler Building without Landlord's prior written consent. All additions to or alterations of the Farm Property and/or the Butler Building, except trade fixtures, shall at once become a part of the Farm Property and/or the Butler Building and shall belong solely to Landlord. Tenant shall keep the Farm Property and/or the Butler Building and every part thereof free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant and/or at Tenant's request.

     25. Oil, Gas, and Mineral Rights -- All rights to all minerals, oil, gas, and other hydrocarbon substances located on or under the Farm Property and/or the Butler Building are reserved to Landlord. In exercising Landlord's right to said minerals, oil, and gas and hydrocarbon substances, Landlord may cause Tenant to surrender a portion of the surface rights covered by this Underwood Lease without terminating this Underwood Lease. If Landlord does exercise said right, Landlord shall abate Tenant's rent based solely on the farmable acreage so lost by Tenant.

     26. Landlord's Entry and Signs -- Landlord and Landlord's agents, contractors, and any other person or entity authorized by Landlord may enter upon the Farm Property and/or the Butler Building for the purpose of conducting any test or study deemed appropriate by Landlord including, but not limited to, tests and studies connected with Landlord's planned development of all or any portion of the Camarillo City Ranch, and/or for the purpose of inspecting the Farm Property and/or the Butler Building or any portion thereof and/or for any other purpose, including, but not limited to, the removal of any or all buildings and improvements located on the Camarillo City Ranch. Landlord may show the Farm Property and/or the Butler Building to prospective brokers, agents, tenants, and purchasers. Landlord may place and maintain (or allow others to place and maintain) any "for rent" signs or "for lease" signs or "for sale" signs or future development signs or any other signs in one or more conspicuous places on the Farm

Property and/or the Butler Building. Landlord may also post notices of non-responsibility on the Farm Property and/or the Butler Building. Tenant shall not have any right to receive compensation from Landlord and/or any other person by reason of Landlord's exercise of any of the rights herein reserved to Landlord.

     27. Condemnation Proceeds--Landlord is solely entitled to all compensation payable by any governmental agency or authority by reason of any temporary or permanent taking of the Farm Property and/or the Butler Building or any portion thereof. Tenant hereby waives all rights to said compensation and hereby irrevocably assigns Tenant's share of same, if any, to Landlord.

     28.  Premature Termination of Lease

          A. Farm Property Portion of Lease--By written notice delivered to Tenant at any time during the term of this Underwood Lease, Landlord may, for any reason, cause the Farm Property portion of this Underwood Lease to prematurely terminate on the date specified in Landlord's written notice ("Farm Property Termination Notice"). If the date specified in Landlord's Farm Property Termination Notice is less than 90 days from the date Tenant receives Landlord's Farm Property Termination Notice and Tenant is not allowed to harvest the crop which was planted on the Farm Property before Tenant received Landlord's Farm Property Termination Notice, in addition to refunding all prepaid and unearned rent, if any, determined as of the date Tenant surrenders the Farm Property to Landlord, Landlord shall reimburse Tenant for all out of pocket costs incurred by Tenant in planting said crop on the Farm Property plus an additional 20% of said costs to reimburse Tenant for Tenant's overhead. If Tenant is allowed to harvest the crop which was planted before Tenant received Landlord's Farm Property Termination Notice or if the termination date specified in Landlord's Farm Property Termination Notice is more than 90 days from the date Landlord delivers Landlord's Farm Property Termination Notice to Tenant, Landlord's sole and only liability to Tenant for exercise of the premature termination rights herein provided Landlord shall be to return all prepaid and unearned rent, if any (determined as of the date Tenant surrenders the Farm Property to Landlord). All payments required by this Paragraph 28A shall be made to Tenant within 15 days following Tenant's surrender of the Farm Property to Landlord. Under no circumstances shall Landlord be required to pay Tenant for any loss of expected profits on any crop nor shall Landlord be required to pay Tenant for any loss or damage Tenant incurs for any crop which was planted on the Farm Property after Tenant receives Landlord's Farm Property Termination Notice. Also, under no circumstances shall Landlord be required to pay Tenant any compensation for any crop Tenant is allowed to harvest.

         B. Butler Building Portion of Lease - By written notice delivered to Tenant at any time during the term of this Underwood Lease, Landlord may cause the Butler Building portion of this Underwood Lease to prematurely terminate on the date specified on Landlord's written notice, which may not be earlier than 30 days from Tenant's receipt of such notice (the "Butler Building Termination Notice"). Landlord may only give said Butler Building Termination Notice if Tenant's occupancy rights to the Butler Building interfere with Landlord's testing, predevelopment work and/or physical development of Camarillo City
Ranch or any other property owned by Landlord in the vicinity (determined solely in Landlord's good faith judgment). Landlord's sole and only liability to Tenant for exercise of the premature termination rights provided in this Paragraph 28B shall be (i) to return all prepaid and unearned rent, if any, as of the date Tenant surrenders the Butler Building to Landlord, and (ii) to pay to Tenant an amount equal to the rental which Tenant would have paid during the remainder of the term of the Butler Building portion of this Underwood Lease pursuant to Paragraph 6 above from and after the date Tenant surrenders the Butler Building to Landlord. All payments required by this Paragraph 28B shall be made to Tenant within 15 days following Tenant's surrender of the Butler Building to Landlord. Except for the aforesaid payments, under no circumstances shall Landlord be required to compensate Tenant for any loss of expected profits on any crop being processed or stored at the Butler Building or pay any cost or expense incurred by Tenant in moving or relocating its operations from the Butler Building.

         29. Hunting and Trespassing - Tenant shall not permit any employee or person (including Tenant) to hunt or trespass on the Farm Property or to build fires thereon or to discharge firearms thereon for any purpose other than preventing damages to crops. Landlord and Landlord's guests and invitees may hunt on the Farm Property.

         30. Assignment and Subletting - Tenant may not assign this Underwood Lease or sublet all or any portion of the Farm Property and/or the Butler Building without Landlord's prior written consent.

         31. Crop Mortgages - Tenant shall not mortgage or otherwise encumber any crop grown on the Farm Property.

         32. Remedies on Default - Landlord, in addition to all other rights and remedies provided by law, shall have the following options on Tenant's default:

             A. Possession - Landlord may take possession of the Farm Property and/or the Butler Building with or without terminating this Underwood Lease and with or without process of law.

          B. Reletting -- If Landlord takes possession of the Farm Property and/or the Butler Building without terminating the applicable portion(s) of this Underwood Lease, Landlord may relet the Farm Property or the Butler Building or any part thereof as the agent of and for the benefit of Tenant, either in Landlord's name or otherwise, and under such terms and conditions and for such period and at such rent as Landlord deems advisable. In such event, the rents received on any such reletting during the term of this Underwood Lease or any part thereof shall be first credited to the reasonable expense of reletting and to reasonable attorney's fees and thereafter to the payment of all sums due or to become due from Tenant to Landlord.

          C. Harvesting Crops -- If Landlord takes possession of the Farm Property with or without terminating the Farm Property portion of this Underwood Lease, Landlord may complete the harvest of any crop then on the Farm Property in any manner Landlord deems appropriate and/or Landlord may cause said crop to go to seed. The proceeds Landlord receives from the sale of said crop shall be disbursed first to pay all expenses incurred by Landlord in retaking possession of the Farm Property, including legal fees and costs; second, to pay Landlord for all of its expenses in completing the farming and harvesting of the crop; and, third, to pay Landlord all rent and other charges due Landlord under this Underwood Lease, plus a commission of 20% of said rent for overseeing the farming and harvesting of the crops and, last, the balance of said crop proceeds, if any shall be paid to Tenant.

          D. Terminating Lease -- Landlord may terminate the Farm Property and/or the Butler Building portion of this Underwood Lease and recover from Tenant all of the items described in Civil Code Section 1951.2 including, but not limited to, worth at the time of the award of the amount of rent and other charges equivalent to rent reserved in this Underwood Lease for the balance of the term of this Underwood Lease over the amount of rental loss Tenant proves could be reasonably avoided.

     33. Election of Remedies -- Landlord shall not be deemed to have elected to terminate the Butler Building portion of this Underwood Lease unless and until Landlord provides Tenant with written notice of Landlord's election to so terminate. Likewise, Landlord shall not be deemed to have elected to terminate the Farm Property portion of this Underwood Lease unless and until Landlord provides Tenant with written notice of Landlord's election to so terminate.

     34. Cumulative Remedies -- All remedies herein provided Landlord are cumulative to the end that Landlord may also exercise any other right or remedy available to Landlord at law or in equity.

     35. Prior Defaults--Landlord's failure to take advantage of any default or breach of any covenant or condition of this Underwood Lease or to insist upon Tenant's compliance with any term or condition of this Underwood Lease shall not constitute a waiver or relinquishment by Landlord of Landlord's right to future faithful performance of any term or condition of this Underwood Lease. No custom or practice developed between Landlord or Tenant in the course of administering this Underwood Lease shall waive or lessen Landlord's right to insist upon full and complete performance of each and every term, covenant, and condition of this Underwood Lease.

     36. Enforcement Costs--If any controversy, claim, or dispute connected with or arising out of this Underwood Lease is resolved by Court action, arbitration, or negotiation, the losing party in said action or proceeding shall pay all reasonable attorney's fees and costs incurred by the other party (whether otherwise constituting taxable costs or not) including, but not limited to, telephone charges, photocopying charges, expert witness fees, and travel expenses.

     37. Governing Law--This Underwood Lease shall be construed and enforced in accordance with the laws of the State of California. Venue is in Ventura County, California.

     38. Terms--In this Underwood Lease, certain terms have been defined in the text of this Underwood Lease either by a separate specific definitional sentence or by the use of a parenthetical reference. If a term has been so defined by either reference in the text of this Underwood Lease, said term shall be given the meaning therein assigned to it in all parts of this Underwood Lease unless the context of this Underwood Lease clearly demonstrates a contrary intent. Whenever required by the context of this Underwood Lease, the singular includes the plural and the masculine includes the feminine or the neuter and vice versa.

     39. Construction--This Underwood Lease shall not be interpreted to presumptively favor either Landlord or Tenant. The captions shall not be considered in interpreting this Underwood Lease.

     40. Binding Effect--This Underwood Lease is binding upon and inures to the benefit of the parties and their heirs, successors, and assigns.

     41. Subordination--All rights created by this Underwood Lease are subject and subordinate to all liens, mortgages, deeds of trust, and other encumbrances and restrictions now of record.

or hereinafter placed upon the Farm Property and/or the Butler Building or any part thereof. Such subordination is effective without any further act of Tenant. Tenant shall from time to time, on Landlord's request, execute and deliver the documents or instruments that may be required of any lender to effectuate subordination. If Tenant fails to execute and deliver such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents or instruments as Tenant's agent in Tenant's place and stead.

         42. Relationship - Nothing in this Underwood Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any other association except Landlord and Tenant.

         43. Amendment - This Underwood Lease may be amended or revoked solely by written instrument executed by Landlord and Tenant.

         44. Counterparts - This Underwood Lease may be executed in several counterparts, each of which shall be deemed a part of an original, but collectively such counterparts shall constitute only one agreement.

         45. Notices - All consents, notices, and demands of any kind must be made in a writing signed by the party to be charged and served either by personal delivery or by reputable overnight air carrier or by Fax or by registered or certified mail, postage prepaid, return receipt requested, on each intended addressee at the address set forth below. Any such communication shall be deemed to have been delivered to and received by the intended addressee (a) in the case of personal delivery, as of the date of receipt, or (b) in the case of delivery via reputable air carrier, on the earlier of the date of receipt or first attempted delivery to the addressee's designated address, or (c) in the case of delivery via Fax, as of the date of receipt, or (d) in the case of mailing via certified or registered United States mail, as of the earlier of receipt or first attempted delivery, as evidenced by the return receipt card. Any notice, approval, or other document given by Landlord only needs to be signed by Dave O. White or Richard S. Shepherd. Any notice to Tenant only needs to be delivered to Craig Underwood or to any partner of Tenant. A copy of all consents and notices to either Landlord or Tenant shall be served on Harry R. Hibbs Law Corporation, 290 Maple Court, Suite 200, Ventura, CA 93003, Fax No.
(805) 644-4325 and Steven E. Levy, Esq., Sandler and Rosen, 1801 Avenue of the Stars, Suite 510, Los Angeles, CA 90067, Fax No. (213) 277-5954. Until altered in accordance with paragraph 46 hereof, the addressee's notice addresses and Fax numbers are:

     To Landlord:   Camarillo City Ranch Properties
                    Attn:  Dave O. White
                    Post Office Box 1
                    Somis, CA 93066
                    Fax No. (805) 388-7178

                              and

                    Camarillo City Ranch Properties
                    Attn:  Richard S. Shepherd
                    c/o Pardee Construction Company
                    10880 Wilshire Blvd., Suite 1400
                    Los Angeles, CA 90024
                    Fax No. (213) 475-3092

                              and

                    Security Trust Company
                    Trustee -- P.T. No. 1699
                    Attn:  Carl E. Weidner, Jr.
                    Post Office Box 1589
                    San Diego, CA 92112
                    Fax No. (619) 544-0028

     To Tenant:     Los Posas Valley Ranches, Inc.
                    Attn:  Craig Underwood
                    5696 Los Angeles Avenue
                    Moorpark, CA 93021
                    Fax No. (805) 486-8531


     46. Notice Changes -- By written notice given in accordance with the preceding paragraph, any addressee may change said addressee's notice address or add or change his Fax number.

     47. Estoppel Certificate -- At Landlord's written request made at any time and from time to time, Tenant shall, within ten days of such request, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Underwood Lease is unmodified and in full force and effect (or, if modified, stating the nature of each modification and certifying that this Underwood Lease, as so modified, is in full force and effect) and the date to which the rent or other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord (or specifying such defaults if any are claimed). Any such statement may be conclusively relied upon by any prospective purchaser or lender. If Tenant fails to provide said estoppel statement within the ten day period, Tenant shall be conclusively bound by any representations made by Landlord to the prospective purchaser or lender with respect to the status of Tenant's Lease and/or the prepayment of rent and other charges.

     48. Building Complex - Except for the Butler Building, this Underwood Lease does not include any building located at the southwest corner of the Farm Property.

     49. Cooperation - Landlord and Tenant shall cooperate in the consummation of all transactions contemplated by this Underwood Lease. In connection therewith, Landlord and Tenant will each execute and deliver such other and further documents as are reasonably required by this Underwood Lease.

     50.  Time - Time is of the essence.

     51. Recording Lease - As a material inducement to Landlord in entering into this Underwood Lease, Tenant hereby covenants and agrees that Tenant will not record or attempt to record or place of record in Ventura County or in any other county a memorandum or other instrument indicating the existence of this Underwood Lease and/or Tenant's interest in the Farm Property and/or the Butler Building.

     52. Further Provisions Re Landlord - Presently Security Trust Company holds fee title to the Farm Property and the Butler Building for the sole use and benefit of Mark C. Borchard, Anne Borchard, Alma Borchard, John W. Borchard, John W. Borchard, Jr., Harry R. Hibbs, Camarillo Citrus Properties, The Horton Company and Pardee Construction Company (hereinafter collectively called "the True Owners"). Notwithstanding any other provision of this Underwood Lease apparently to the contrary, whenever the term Landlord is used in this Underwood Lease, said term shall include the True Owners and each of them to the end that all rights, duties and indemnifications provided by this Underwood Lease shall in each case, obligate or benefit, as the case may be, the True Owners, and each of them.

     53. Entire Agreement - This Underwood Lease contains the entire understanding of the parties. All oral agreements are void. All prior written agreements are void.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Underwood Lease in Ventura County, California as of October 1, 1991 with the understanding that all obligations imposed by this Underwood Lease are to be performed in Ventura County.

UNDERWOOD & SON                              SECURITY TRUST COMPANY
                                             a California corporation


By: /s/ Craig Underwood                      By: [Illegible]
    ----------------------------                 ----------------------------
    Craig Underwood
    Its  Partner                                 Its  President
        ------------------------                    -------------------------

                                             By: /s/ Sandra L. Love
                                                 ----------------------------

                               PERSONAL GUARANTEE


     For Value Received, the undersigned (hereinafter called "Guarantor"), personally guarantees performance by Los Posas Valley Ranches, Inc., dba Underwood Ranches ("Tenant"), of each and every term and condition of the foregoing Underwood Lease ("Lease").

     Guarantor hereby waives the right to require the Landlord to proceed against the Tenant or any other party or any other Guarantor or to proceed against or apply any security the Landlord may hold. Guarantor hereby waives the right to require the Landlord to pursue any other remedy for the Guarantor's benefit. Guarantor hereby agrees that the Landlord may proceed against Guarantor without taking any action against the Tenant or any other party or any other Guarantor and without proceeding against or applying any security the Landlord may hold. Guarantor hereby agrees to pay all attorney's fees Landlord incurs in enforcing this Personal Guarantee.

     Notice of this Personal Guarantee as well as all demands, presentments, notices of protest and notices of every kind or nature, including those of any action or non-action on the part of the Tenant or the Tenant's assigns, is waived. Landlord may modify or extend the terms of the Lease without notifying Guarantor or affecting Guarantor's liability hereunder.

     Guarantor waives the right to plead any statute of limitations. Guarantor agrees that this Personal Guarantee is binding on Guarantor's heirs and that this Personal Guarantee shall inure to the benefit of Landlord's heirs and assigns.

     IN WITNESS WHEREOF, this Personal Guarantee has been executed effective as of execution of the Lease.



                              /s/ Craig Underwood
                                  -----------------
                                  Craig Underwood




                              TRUE OWNERS CONSENT


     The undersigned, as the sole beneficiaries of Security Trust Company's Promissory Trust No. 1699 dated August 20, 1987 and the true owners of the property which is subject to the foregoing Underwood Lease hereby consent to the foregoing Underwood Lease and direct Security Trust Company, acting in its capacity as Trustee of said Trust, to execute same, and the undersigned hereby agree to be bound by the terms and conditions of the foregoing Underwood Lease to the extent of their respective interests in the property covered by it.


/s/ MARK C. BORCHARD                    /s/ JOHN W. BORCHARD
-------------------------               -------------------------
    MARK C. BORCHARD                        JOHN W. BORCHARD


/s/ ANNE BORCHARD                       /s/ JOHN W. BORCHARD, JR.
-------------------------               -------------------------
    ANNE BORCHARD                           JOHN W. BORCHARD, JR.


/s/ ALMA BORCHARD                       /s/ HARRY R. HIBBS
-------------------------               -------------------------
    ALMA BORCHARD                           HARRY R. HIBBS


CAMARILLO CITRUS PROPERTIES,            THE HORTON COMPANY,
a general partnership                   a California corporation


By: /s/ DAVID O. WHITE                  By: /s/ SUSAN MARTIN
-------------------------               -------------------------
    Its PARTNER                             Its PRES.
        -----------------                       -----------------


PARDEE CONSTRUCTION COMPANY,
a California corporation


By: /s/ WILLARD BLUM
-------------------------
    Its Asst. Vice Pres.
        -----------------

                      ADDENDUM TO UNDERWOOD ROW CROP LEASE

The lease of the "Butler Building" includes the yard area surrounding it which comprises about two acres and includes three old farm buildings for which Underwood assumes all responsibility for upkeep and maintenance.


By /s/ Craig Underwood
  ----------------------
  Craig Underwood

                               AMENDMENT NO. 1 TO
                            UNDERWOOD ROW CROP LEASE
                        OF CAMARILLO CITY RANCH PROPERTY

     THIS AMENDMENT NO. 1 TO UNDERWOOD ROW CROP LEASE OF CAMARILLO CITY RANCH PROPERTY (the "Amendment") is entered into effective as of October 1, 1994 (the "Effective Date"), on the one hand, by Security Trust Company, a California corporation, as Trustee under that certain Promissory Trust No. 1699 dated August 20, 1987 ("Landlord") and, on the other hand, by Los Posas Valley Ranches, Inc., a California corporation, dba Underwood Ranches ("Tenant"), with reference to the following facts:

                                    RECITALS

        A. On or about October 1, 1991, Landlord and Tenant entered into that certain Underwood Row Crop Lease of Camarillo City Ranch Property with respect to Tenant's lease of certain portions of the Camarillo City Ranch Property located in Camarillo, California (the "Underwood Lease"). The first portion of the Camarillo City Ranch Property covered by the Underwood Lease consisted of approximately 56 acres of farmable row crop land referred to therein as the "Farm Property". The second portion of the Camarillo City Ranch Property covered by the Underwood Lease pertained to certain improved property referred to therein as the "Butler Building".

        B. The Lease expired by its terms on September 30, 1994. Landlord and Tenant wish to enter into this Amendment to provide for Tenant's rental of the Farm Property from Landlord on a month-to-month basis and for Tenant's rental of the Butler Building from Landlord until Tenant removes the same from the Camarillo City Ranch Property.

        C. Except as specifically provided herein, all capitalized terms shall have the meanings described in the Underwood Lease.

        NOW, THEREFORE, the parties agree to amend the Underwood Lease as follows:

        1. From and after the Effective Date, Tenant shall rent the Farm Property from Landlord on a month-to-month basis, until Tenant's occupancy is terminated by either party upon giving at least thirty (30) days written notice to the other.

        2. The rental for the Farm Property shall be $[         ] per month,
payable in advance. Tenant shall pay the first monthly rental installment on October 1, 1994; the remaining monthly installments shall be paid in advance on the first day of each month during the continuation of Tenant's occupancy.

     3. Tenant hereby acknowledges that this Amendment shall serve as Landlord's "Butler Building Termination Notice" and "Removal Notice" in accordance with paragraphs 28B and 15, respectively, of the Underwood Lease. Pursuant to said notices, Tenant hereby agrees to remove the Butler Building from the Camarillo City Ranch Property, at Tenant's sole cost and expense, in accordance with all applicable governmental rules and regulations and in compliance with the obligations set forth in said paragraph 15 (such building removal and restoration of the property is referred to herein collectively as the "Butler Building Removal"). Tenant hereby agrees to diligently pursue the Butler Building Removal and to complete the same as soon as possible, but in no event later than September 30, 1995. The Butler Building portion of the Underwood Lease shall be deemed terminated upon completion of the Butler Building Removal.

     4. Until the completion of the Butler Building Removal and termination of the Butler Building portion of the Underwood Lease, Tenant shall pay rent for the Butler Building in the amount of $1,220.23 per month, payable in advance, on the 1st day of each month commencing October 1, 1994. If the Butler Building Removal is not completed by September 30, 1995, Tenant shall be deemed to be "holding over", and Tenant's rental for the Butler Building shall thereafter be the amount called for in paragraph 17 of the Underwood Lease until completion of the Butler Building Removal.

     5. Security Trust Company presently holds fee title to the Farm Property and the Butler Building for the sole use and benefit of Pardee Construction Company and certain persons represented by David O. White and Harry R. Hibbs (hereinafter collectively called "the True Owners"). Notwithstanding any provision of the Underwood Lease (as modified by this Amendment) apparently to the contrary, whenever the term Landlord is used in the Underwood Lease or this Amendment, said term shall include the True Owners and each of them to the end that all rights, duties and indemnifications provided by the Underwood Lease (as modified by this Amendment) shall in each case obligate or benefit, as the case may be, the True Owners, and each of them.

     6. Except as otherwise specifically provided herein, the Underwood Lease shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date referred to above.

AIT DBA UNDERWOOD RANCHES                    SECURITY TRUST COMPANY
a California corporation                     a California corporation


By: /s/ Craig Underwood                      By: /s/ Carl E. Weidner, Jr.
    -------------------                          ------------------------
    Craig Underwood                              Carl E. Weidner, Jr.
    Its Sec Treas                                Its Trust Officer and
        ---------------                              --------------------
                                                     Asst. Corporate Secretary

                               PERSONAL GUARANTEE


     For Value Received, the undersigned (hereinafter called "Guarantor"), personally guarantees performance by Los Posas Valley Ranches, Inc., dba Underwood Ranches ("Tenant"), of each and every term and condition of the foregoing Amendment and the Underwood Lease referred to therein (collectively, the "Lease").

     Guarantor hereby waives the right to require the Landlord to proceed against the Tenant or any other party or any other Guarantor or to proceed against or apply any security the Landlord may hold. Guarantor hereby waives the right to require the Landlord to pursue any other remedy for the Guarantor's benefit. Guarantor hereby agrees that the Landlord may proceed against Guarantor without taking any action against the Tenant or any other party or any other Guarantor and without proceeding against or applying any security the Landlord may hold. Guarantor hereby agrees to pay all attorney's fees Landlord incurs in enforcing this Personal Guarantee.

     Notice of this Personal Guarantee as well as all demands, presentments, notices of protest and notices of every kind or nature, including those of any action or non-action on the part of the Tenant or the Tenant's assigns, is waived. Landlord may modify or extend the terms of the Lease without notifying Guarantor or affecting Guarantor's liability hereunder.

     Guarantor waives the right to plead any statute of limitations. Guarantor agrees that this Personal Guarantee is binding on Guarantor's heirs and that this Personal Guarantee shall inure to the benefit of Landlord's heirs and assigns.

     IN WITNESS WHEREOF, this Personal Guarantee has been executed effective as of execution of the Lease.


                              /s/ Craig Underwood
                                  -----------------
                                  Craig Underwood



                              TRUE OWNERS CONSENT


     The undersigned, as the sole beneficiaries of Security Trust Company's Promissory Trust No. 1699 dated August 20, 1987 and the true owners of the property which is subject to the foregoing Amendment No. 1 to Underwood Row Crop Lease of Camarillo City Ranch Property (the "Amendment"), hereby consent to the foregoing Amendment and direct Security Trust Company, acting in its capacity as Trustee of said Trust, to execute same, and the undersigned hereby agree to be bound by the terms and conditions of the foregoing Amendment and the Underwood Lease referred to therein to the extent of their respective interests in the property covered by it.


Buyer:                                       Seller:

PARDEE CONSTRUCTION COMPANY,
a California corporation

                                             /s/ David O. White
                                             ----------------------------
                                             DAVID O. WHITE
By /s/ Willard Blum                          Authorized Representative
   -------------------------
   Its Asst. Vice Pres.
       ---------------------

                                             /s/ Harry R. Hibbs
                                             ----------------------------
                                             HARRY R. HIBBS
                                             Authorized Representative